Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT IS BEING MADE PURSUANT TO RULE 2.7 OF THE IRISH TAKEOVER RULES

FOR IMMEDIATE RELEASE

December 12, 2022

RECOMMENDED CASH OFFER

for

HORIZON THERAPEUTICS PLC

by

Pillartree Limited, a newly formed private limited company wholly owned by Amgen Inc.

to be implemented by way of a scheme of arrangement under Chapter 1 of Part 9 of the

Companies Act 2014

Summary

•

The board of directors of Horizon Therapeutics plc (the “Company” or “Horizon”) and the board of directors of Amgen Inc. (“Amgen”) are pleased to announce that they have reached agreement on the terms of a cash offer for the Company by Pillartree Limited (“Acquirer Sub”), a newly formed private limited company wholly owned by Amgen, which is unanimously recommended by the Company Board and pursuant to which Acquirer Sub will acquire the entire issued and to be issued ordinary share capital of the Company. Under the terms of the Acquisition, each Company Shareholder at the Scheme Record Time will be entitled to receive:

$116.50 for each Company Share in cash

•	The Acquisition represents:

o

a premium of approximately 47.9% to the closing price of $78.76 per Company Share on November 29, 2022 (being the last closing price per Company Share prior to the Company’s issuance of an announcement of a possible offer under Rule 2.4 of the Irish Takeover Rules); and

o	a premium of approximately 19.7% to the closing price of $97.29 per Company Share on December 9, 2022.

•

The Acquisition values the entire issued and to be issued ordinary share capital of the Company at approximately $27.8 billion on a fully diluted basis and implies an enterprise value of approximately $28.3 billion.

•

Amgen has entered into a Bridge Credit Agreement, dated December 12, 2022, for an aggregate amount of $28.5 billion, by and among Amgen, Citibank N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Citibank, N.A. and Bank of America, N.A. as lead arrangers and book runners, and the other banks from time to time party thereto to finance, together with Amgen’s own cash resources, the Acquisition. Further information on the financing of the Acquisition will be set out in the Proxy Statement (which will include the Scheme Document).

•	Commenting on today’s announcement, Tim Walbert, chairman, president and chief executive officer of the Company said:

“In nearly 15 years, we have built one of the fastest growing and most respected companies in the biotechnology industry from the ground up. We have accomplished a tremendous amount for patients, their families and our customers, and created significant value for shareholders. These accomplishments are all rooted in our employees’ deep commitment, dedication and personal passion for those impacted by rare, autoimmune and severe inflammatory diseases. Amgen is aligned with that commitment and passion and will continue to maximise the value of the current portfolio and pipeline and accelerate the ability to reach more patients globally.”

•	Commenting on today’s announcement, Robert A. Bradway, chairman and chief executive officer of Amgen said:

“The acquisition of Horizon is a compelling opportunity for Amgen and one that is consistent with our strategy of delivering long-term growth by providing innovative medicines that address the needs of patients who suffer from serious diseases. Amgen’s decades of leadership in inflammation and nephrology, combined with our global presence and world-class biologics capabilities, will enable us to reach many more patients with first-in-class medicines like TEPEZZA, KRYSTEXXA and UPLIZNA. Additionally, the potential new medicines in Horizon’s pipeline strongly complement our own R&D portfolio. The acquisition of Horizon will drive growth in Amgen’s revenue and non-GAAP EPS and is expected to be accretive from 2024.”

Amgen Background to and Reasons for the Acquisition

Amgen believes that there is a compelling strategic and financial rationale for undertaking the Acquisition, which is expected to deliver the following benefits:

•

Strengthens Amgen’s portfolio of first-in-class / best-in-class innovative therapeutics by adding a complementary portfolio of medicines from Horizon that address the needs of patients suffering from rare diseases;

•	Capitalises on Amgen’s 20-year commercial and medical legacy in inflammation and nephrology and its global scale to enhance the growth potential of Horizon’s portfolio;

•

Utilises Amgen’s industry-leading research and development, process development and global manufacturing expertise in biologic medicines for the benefit of Horizon’s approved medicines and potential new medicines;

•

Generates robust cash flow (approximately $10 billion combined over twelve months through Q3 2022)[1] to support capital allocation priorities, including ongoing investment in innovation and continued dividend growth while sustaining a commitment to an investment grade credit rating;

•	Accelerates revenue growth and is expected to be accretive to non-GAAP earnings per share from 2024; and

•	Increases efficiency for the Combined Group, leading to an estimated annual pre-tax cost reduction of at least $500 million by the end of the third fiscal year following Completion.

Company Board Recommendation

•

Having taken into account the relevant factors and applicable risks, the Company Board, which has been so advised by Morgan Stanley, which as financial advisor to the Company Board has rendered a fairness opinion, considers the terms of the Acquisition as set out in this Announcement to be fair and reasonable. In providing its advice to the Company Board, Morgan Stanley has taken into account the commercial assessments of the Company Directors. The Company Board has unanimously determined that the Transaction Agreement and the Transactions, including the Scheme, are advisable for, fair to and in the best interests of, the Company Shareholders.

•

Accordingly, the Company Board unanimously recommends that Company Shareholders vote in favour of the Scheme Meeting Resolution and the Required EGM Resolutions, or, if the Acquisition is implemented by a Takeover Offer, accept or procure acceptance of such Takeover Offer.

Timeline and Conditions

•	It is agreed that the Acquisition will be implemented by way of an Irish High Court-sanctioned scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act (although Acquirer

[1] For the twelve months through Q3 2022, Amgen GAAP operating cash flow of $9.88 billion less Amgen capital expenditures of $883 million plus Horizon GAAP operating cash flow of $1.37 billion less Horizon capital expenditures of $56 million = ~$10 billion

Sub reserves the right to effect the Acquisition by way of a Takeover Offer, subject to the provisions of the Transaction Agreement and the Irish Takeover Rules and with the consent of the Irish Takeover Panel).

•

The Acquisition will be subject to the satisfaction or waiver (as applicable) of the Conditions, which are set out in full in Appendix 3 (Conditions of the Acquisition and the Scheme) to this Announcement, including, in summary:

o	the requisite approval by Company Shareholders of the Scheme Meeting Resolution and the Required EGM Resolutions;

o	the sanction of the Scheme by the Irish High Court; and

o	the receipt of required antitrust clearances in the United States, Austria and Germany and the receipt of required foreign investment clearances in France, Germany, Denmark and Italy.

•

It is expected that the Scheme Document, containing further information about the Acquisition and notices of the Scheme Meeting and the EGM, the expected timetable for Completion and action to be taken by Company Shareholders, will be published as soon as practicable. It is anticipated that the Scheme will, subject to obtaining the necessary regulatory approvals, be declared effective in the first half of 2023. An expected timetable of key events relating to the Acquisition will be provided in the Scheme Document.

Advisors

•	The Company’s financial advisors in respect of the Acquisition are Morgan Stanley and J.P. Morgan. The Company’s legal advisors are Cooley LLP and Matheson LLP.

•	Amgen’s lead financial advisor in respect of the Acquisition is PJT Partners and its financial advisor is Citigroup. Amgen’s legal advisors are Sullivan & Cromwell LLP and William Fry LLP.

About the Company Group

•	The Company is a public limited company registered in Ireland whose shares are admitted to trading on Nasdaq under the ticker “HZNP”.

•

The Company is a global biotechnology company headquartered in Dublin, Ireland and is focused on the discovery, development and commercialization of medicines that address critical needs for people impacted by rare, autoimmune and severe inflammatory diseases. The Company has 12 marketed medicines and a pipeline with more than 20 development programs. The Company has offices or a presence across four continents and more than 2,000 employees.

•	For more information about the Company Group, see www.horizontherapeutics.com.

About Amgen and Acquirer Sub

•

Acquirer Sub is a private limited company incorporated in Ireland established for the sole purpose of implementing the Acquisition and is a wholly owned subsidiary of Amgen. As of the date of this Announcement, the entire issued ordinary share capital of Acquirer Sub is owned by Amgen.

•

Amgen is a highly focused biotechnology company committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology. Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies. Amgen is one of the 30 companies that comprise the Dow Jones Industrial Average and is also part of the Nasdaq-100 index.

•	For more information about Amgen, see www.amgen.com.

Enquiries

Company
Investors: Tina Ventura	Tel: +1 224 383 3344
Media: Geoff Curtis	Tel: +1 224 383 3333

Morgan Stanley (Joint Financial Advisor to the Company)
Julie Rozenblyum	Tel: +1 212 761 4000
Joe Modisett
Tedd Smith
David Kitterick	Tel: +44 20 7425 8000

J.P. Morgan (Joint Financial Advisor to the Company)
Dwayne Lysaght	Tel: +44 (0) 20 7742 4000
Jeremy Meilman	Tel: +1 (212) 270-6000
Ben Carpenter	Tel: +1 (212) 270-6000
Steve Frank	Tel: +1 (212) 270-6000

Amgen
Investors: Arvind Sood	Tel: +1 805 447 1060
Media: Jessica Akopyan	Tel: +1 805 440 5721

PJT Partners (Lead Financial Advisor to Amgen)
Paul Taubman	Tel: +1 212 364 7800
Tom Davidson	Tel: +1 212 364 7800
Basil Geoghegan	Tel: +44 (0)20 3650 1100
Daniel Lee	Tel: +1 212 364 7800
Kush Nanjee	Tel: +44 (0)20 3650 1100

Citigroup (Financial Advisor to Amgen)
Torrey Browder	Tel: +44 20 7986 4000
Sumit Khedekar	Tel: +44 20 7986 4000
Rob Way	Tel: +44 20 7986 4000
Sian Evans	Tel: +44 20 7986 4000
Marc Banziger	Tel: +44 20 7986 4000

Edelman (PR Advisor to Amgen)
Lex Suvanto	Tel: + 1 212 768 0550
Shannon Susko	Tel: + 1 212 768 0550

Jamaal Mobley	Tel: + 1 212 768 0550
Joe Carmody	Tel: +353 1 592 1330
Piaras Kelly	Tel: +353 1 592 1330
Feargal Purcell	Tel: +353 1 592 1330

WEBCAST INFORMATION

Amgen will host a webcast call for the investment community at 5:00 a.m. Pacific Standard Time on December 12, 2022. Robert A. Bradway, chairman and chief executive officer, along with other members of Amgen’s management team, will present an overview of Amgen’s acquisition of Horizon.

The webcast will be broadcast over the internet simultaneously and will be available to members of the news media, investors and the general public.

The webcast, as with other selected presentations regarding developments in Amgen’s business given by Amgen management at certain investor and medical conferences, can be found on Amgen’s website, www.amgen.com, under “Investors”. Information regarding presentation times, webcast availability and webcast links are noted on Amgen’s Investor Relations Events Calendar. The webcast will be archived and available for replay for at least 90 days after the event.

NO OFFER OR SOLICITATION

This Announcement is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable Law.

The Acquisition will be implemented by means of an Irish High Court-sanctioned scheme of arrangement on the terms provided for in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how Company Shareholders may vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition, should be made only on the basis of the information contained in the Scheme Document (or if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer Document).

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the Acquisition, the Company will file with the SEC a Proxy Statement (which will include the Scheme Document). The Proxy Statement will be mailed to Company Shareholders as of the record date to be established for voting at the Scheme Meeting or EGM. This Announcement is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the Acquisition. BEFORE MAKING ANY VOTING DECISION, HOLDERS OF COMPANY SHARES ARE URGED TO READ THE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT) ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE ACQUISITION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION, THE PARTIES TO THE SCHEME AND RELATED MATTERS.

Any vote in respect of the Scheme Meeting Resolution and the EGM Resolutions to approve the Acquisition, the Scheme or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the Proxy Statement (including the Scheme Document).

The Proxy Statement, if and when filed, as well as the Company’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at the Company’s website at www.horizontherapeutics.com. Company Shareholders and investors will also be able to obtain, without charge, a copy of the Proxy Statement (including the Scheme Document) and other relevant documents (when available) by directing a written request to the Company, Attn: Investor Relations, 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland, or by contacting Tina Ventura, Investor Relations, by email to ir@horizontherapeutics.com.

PARTICIPANTS IN THE SOLICITATION

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Company Shareholders in connection with the Acquisition and any other matters to be voted on at the Scheme Meeting or the EGM. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2022 annual general meeting of shareholders, dated and filed with the SEC on March 17, 2022. Other information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Company Shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement (which will contain the Scheme Document) and other relevant materials to be filed with the SEC in connection with the Acquisition. You may obtain free copies of these documents using the sources indicated above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Announcement contains certain statements about the Company and Amgen that are or may be forward-looking statements which include, but are not limited to, statements regarding expected timing, completion and effects of the Acquisition. These forward-looking statements are subject to the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this Announcement may be forward-looking statements. Without limitation, forward-looking statements often include words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume” and “continue” as well as variations of such words and similar expressions are intended to identify such forward-looking statements. The Company’s and Amgen’s expectations and beliefs regarding these matters may not materialise. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the Parties to consummate the Acquisition in a timely manner or at all; the satisfaction (or waiver) of conditions to the consummation of the Acquisition, including with respect to the approval of Company Shareholders and required regulatory approvals; potential delays in consummating the Acquisition; the ability of the Company and Amgen to timely and successfully achieve the anticipated strategic benefits, synergies or opportunities expected as a result of the Acquisition; the successful integration of the Company into Amgen subsequent to Completion and the timing of such integration; the impact of changes in global, political, economic, business, competitive, market and regulatory forces; the impact of health pandemics, including the COVID-19 pandemic, on the Company’s or Amgen’s respective businesses; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Transaction Agreement; adverse effects on the market price of the Company’s or Amgen’s securities and on the Company’s or

Amgen’s operating results because of a failure to complete the Acquisition; the effect of the announcement or pendency of the Acquisition on the Company’s or Amgen’s business relationships, operating results and business generally; costs related to the Acquisition; and the outcome of any legal proceedings that may be instituted against the Company, Amgen, Acquirer Sub or any of their respective directors or officers related to the Transaction Agreement or the Acquisition. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and Amgen’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC by the Company or Amgen from time to time and available at www.sec.gov. These documents can be accessed on the Company’s web page at https://ir.horizontherapeutics.com/financial-information/sec-filings or on Amgen’s web page at https://investors.amgen.com/financials/sec-filings.

The forward-looking statements included in this Announcement are made only as of the date hereof. Neither the Company nor Amgen assumes any obligation to, and neither the Company nor Amgen intends to, update these forward-looking statements, except as required by applicable Law.

RESPONSIBILITY STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES

The Company Directors accept responsibility for the information contained in this Announcement relating to the Company, the Company Group and the Company Directors and members of their immediate families, related trusts and persons connected with them and for the Company Amgen Statements (as defined below), except for the statements made by Amgen in respect of the Company (the “Amgen Company Statements”). To the best of the knowledge and belief of the Company Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Amgen Directors and Acquirer Sub Directors accept responsibility for the information contained in this Announcement other than that relating to the Company, the Company Group and the Company Directors and members of their immediate families, related trusts and persons connected with them but including the Amgen Company Statements (for which the Amgen Directors and the Acquirer Sub Directors accept responsibility), and other than the statements made by the Company in respect of Amgen (the “Company Amgen Statements”). To the best of the knowledge and belief of the Amgen Directors (who have taken all reasonable care to ensure such is the case), the information contained in this Announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

IMPORTANT NOTICES RELATING TO FINANCIAL ADVISORS

Morgan Stanley & Co. LLC, acting through its affiliate Morgan Stanley & Co. International plc (together, “Morgan Stanley”), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for the Company as financial advisor and for no one else in relation to the matters referred to in this Announcement. In connection with such matters, Morgan Stanley and its directors, officers, employees and agents will not regard any other person as its client, nor will it be responsible to anyone other than the Company for providing the protections afforded to their clients or for providing advice in connection with the matters described in this Announcement or any matter referred to herein.

J.P. Morgan Securities LLC (“J.P. Morgan”), which is a registered broker dealer with the SEC, is acting as financial advisor to the Company in connection with the Acquisition. In connection with the Acquisition, J.P. Morgan and its directors, officers, employees and agents will not regard any other person as its client, nor will it be responsible to anyone other than the Company for providing the protections afforded to clients of J.P. Morgan or for giving advice in connection with the Acquisition or any matter referred to herein.

PJT Partners, which is a registered broker dealer with the SEC, is acting exclusively for Amgen and for no-one else in connection with the matters referred to in this Announcement and will not be responsible to anyone other than Amgen for providing the protections afforded to clients of PJT Partners nor for providing advice in relation to the matters referred to in this Announcement. Neither PJT Partners nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of PJT Partners in connection with this Announcement, any statement contained herein or otherwise.

Citigroup, which is a registered broker-dealer regulated by the SEC, is acting exclusively for Amgen and for no one else in connection with the Acquisition and other matters described in this announcement, and will not be responsible to anyone other than Amgen for providing the protections afforded to clients of Citigroup nor for providing advice in connection with the Acquisition or any other matters referred to in this announcement. Neither Citigroup nor any of its affiliates, directors or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Citigroup in connection with this announcement, any statement contained herein, the Acquisition or otherwise.

DISCLOSURE REQUIREMENTS OF THE IRISH TAKEOVER RULES

Under the provisions of Rule 8.3(a) of the Irish Takeover Rules, any person who is ‘interested’ in 1% or more of any class of ‘relevant securities’ of the Company must make an ‘opening position disclosure’ following the commencement of the ‘offer period’. An ‘opening position disclosure’ must contain the details contained in Rule 8.6(a) of the Irish Takeover Rules, including, among other things, details of the person’s ‘interests’ and ‘short positions’ in any ‘relevant securities’ of the Company. An ‘opening position disclosure’ by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 p.m. (E.T.) on the day falling ten ‘business days’ following the commencement of the ‘offer period’. Relevant persons who deal in any ‘relevant securities’ prior to the deadline for making an ‘opening position disclosure’ must instead make a ‘dealing’ disclosure as described below.

Under the provisions of Rule 8.3(b) of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ in 1% or more of any class of ‘relevant securities’ of the Company, that person must publicly disclose all ‘dealings’ in any ‘relevant securities’ of the Company during the ‘offer period’, by not later than 3:30 p.m. (E.T.) on the ‘business day’ following the date of the relevant transaction.

If two or more persons co-operate on the basis of any agreement either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of the Company or any securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

In addition, each of the Company and any offeror must make an ‘opening position disclosure’ by no later 12:00 noon (E.T.) on the date falling ten ‘business days’ following the commencement of the ‘offer period’ or the announcement that first identifies a securities exchange offeror, as applicable, and disclose details of any ‘dealings’ by it or any person ‘acting in concert’ with it in ‘relevant securities’ during the ‘offer period’, by no later than 12:00 noon (E.T.) on the business day following the date of the transaction (see Rules 8.1, 8.2 and 8.4).

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘opening position’ and ‘dealings’ should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

‘Interests’ in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose an ‘opening position’ or ‘dealing’ under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

NO PROFIT FORECAST / QUANTIFIED FINANCIAL BENEFIT STATEMENT / ASSET VALUATIONS

No statement in this Announcement is intended to constitute a profit forecast or quantified financial benefit statement for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Amgen or the Company. No statement in this Announcement constitutes an asset valuation.

PUBLICATION ON WEBSITE

In accordance with Rule 26.1 of the Irish Takeover Rules, a copy of this Announcement will be available on the Company’s website at www.horizontherapeutics.com and Amgen’s website at www.amgen.com by no later than 12:00 noon (E.T.) on the business day following this Announcement. Neither the content of any such website nor the content of any other website accessible from hyperlinks on such website is incorporated into, or forms part of, this Announcement.

REQUESTING HARD COPY INFORMATION

Any Company Shareholder may request a copy of this Announcement and / or any information incorporated by reference into this Announcement in hard copy form by writing to the Company, Attn: Investor Relations, 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland or by contacting Tina Ventura, Investor Relations, via email at ir@horizontherapeutics.com. Any written requests must include the identity of the Company Shareholder and any hard copy documents will be posted to the address of the Company Shareholder provided in the written request. If you have received this Announcement in electronic form, a hard copy of this Announcement and / or any document or information incorporated by reference into this Announcement will not be provided unless such a request is made.

RIGHT TO SWITCH TO A TAKEOVER OFFER

Amgen reserves the right to elect to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of the Company as an alternative to the Scheme, subject to the provisions of the Irish Takeover Rules and the Transaction Agreement and with the Irish Takeover Panel’s consent whether or not the Scheme Document has been posted. In such event, the Acquisition would be implemented on the same terms (subject to appropriate amendments), so far as are applicable, as those which would apply to the Scheme and subject to the amendments referred to in Appendix 3 (Conditions of the Acquisition and the Scheme) to this Announcement and in the Transaction Agreement.

If Amgen exercises its right to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme, subject to the provisions of the Irish Takeover Rules and the Transaction Agreement and with the Irish Takeover Panel’s consent, such offer would be made in compliance with applicable U.S. Laws and regulations, including the registration requirements of the U.S. Securities Act and the tender offer rules under the U.S. Exchange Act and any applicable exemptions provided thereunder.

ROUNDING

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, any figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

OVERSEAS JURISDICTIONS

The release, publication or distribution of this Announcement in or into jurisdictions other than Ireland and the United States may be restricted by Law and therefore any persons who are subject to the Law of any jurisdiction other than Ireland and the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in Ireland or the United States, to vote their Company Shares with respect to the Scheme at the Scheme Meeting, or to appoint another person as proxy to vote at the Scheme Meeting on their behalf, may be affected by the Laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable legal or regulatory requirements may constitute a violation of the Laws of any such jurisdiction. To the fullest extent permitted by applicable Law, the Company and Amgen and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

This Announcement has been prepared for the purpose of complying with the Laws of Ireland and the Irish Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the Laws of jurisdictions outside of Ireland.

Unless otherwise determined by Amgen or required by the Irish Takeover Rules, and permitted by applicable Law and regulation, the Acquisition will not be made available directly or indirectly, in, into or from any Restricted Jurisdiction and no person may vote in favour of the Acquisition by any use, means, instrumentality or facilities from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the Laws of that jurisdiction.

Copies of this Announcement and any formal documentation relating to the Acquisition will not be and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the Laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable Law or regulation), the Takeover Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality or facilities (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer will not be capable of acceptance by any such use, means, instrumentality or facilities from within any Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the Laws of that jurisdiction.

Further details in relation to overseas shareholders will be contained in the Proxy Statement (which will include the Scheme Document).

GENERAL

This summary should be read in conjunction with, and is subject to, the full text of this Announcement (including its Appendices).

The Acquisition is subject to, inter alia, the terms and conditions of the Transaction Agreement and the terms and the satisfaction or waiver (as applicable) of the Conditions set out in Appendix 3 (Conditions of the Acquisition and the Scheme) to this Announcement. The Acquisition is also subject to the full terms and conditions which will be set out in the Scheme Document.

Appendix 1 (Sources and Bases of Information) contains further details of the sources of information and bases of calculations set out in this Announcement; Appendix 2 (Definitions) contains definitions of certain expressions used in this Announcement; Appendix 3 (Conditions of the Acquisition and the Scheme) contains the Conditions of the Acquisition and the Scheme; and Appendix 4 (Transaction Agreement) appends the Transaction Agreement.

The financial information included in this Announcement and to be included in the Scheme Document has or will be prepared in accordance with generally accepted accounting principles in the United States. The following non-GAAP financial measures have been included in this Announcement in relation to Amgen and the Combined Group:

•	“free cash flow”, which is computed by subtracting capital expenditures from operating cash flow, each as determined in accordance with GAAP; and

•	“non-GAAP EPS”, which is computed by taking non-GAAP net income and dividing it by the number of weighted-average shares of Amgen.

These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Be aware that addresses, electronic addresses and certain other information provided by Company Shareholders, holders of shares in Amgen, persons with information rights and other relevant persons for the receipt of communications from the Company, and / or Amgen may be exchanged between the Parties as required by the Irish Takeover Rules and applicable Law.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document and the Proxy Statement or any document by which the Acquisition and the Scheme are made. Company Shareholders are advised to read carefully the formal documentation in relation to the Acquisition, including the Scheme Document once the Proxy Statement has been sent.

The Transaction Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of the contract between the parties and may be subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your appropriately authorised independent financial advisor.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT IS BEING MADE PURSUANT TO RULE 2.7 OF THE IRISH TAKEOVER RULES

FOR IMMEDIATE RELEASE

December 12, 2022

RECOMMENDED CASH OFFER

for

HORIZON THERAPEUTICS PLC

by

Pillartree Limited, a newly formed private limited company wholly owned by Amgen Inc.

to be implemented by way of a scheme of arrangement under Chapter 1 of Part 9 of the

Companies Act 2014

1.	Introduction

The board of directors of Horizon Therapeutics plc (the “Company” or “Horizon”) and the board of directors of Amgen Inc. (“Amgen”) are pleased to announce that they have reached agreement on the terms of a cash offer for the Company by Pillartree Limited (“Acquirer Sub”), a newly formed private limited company wholly owned by Amgen, which is unanimously recommended by the Company Board and pursuant to which Acquirer Sub will acquire the entire issued and to be issued ordinary share capital of the Company.

2.	The Acquisition

It is agreed that the Acquisition will be implemented by way of an Irish High Court-sanctioned scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act (although Amgen reserves the right to effect the Acquisition by way of a Takeover Offer, subject to the terms of the Transaction Agreement, compliance with the Irish Takeover Rules and with the consent of the Irish Takeover Panel).

Under the terms of the Acquisition, which will be subject to the Conditions and other terms set out in this Announcement and to further terms to be set out in the Scheme Document, each Company Shareholder at the Scheme Record Time will be entitled to receive:

$116.50 for each Company Share in cash

The Acquisition represents:

•

a premium of approximately 47.9% to the closing price of $78.76 per Company Share on November 29, 2022 (being the last closing price per Company Share prior to the Company’s issuance of an announcement of a possible offer under Rule 2.4 of the Irish Takeover Rules); and

•	a premium of approximately 19.7% to the closing price of $97.29 per Company Share on December 9, 2022.

The Acquisition values the entire issued and to be issued ordinary share capital of the Company at approximately $27.8 billion on a fully diluted basis and implies an enterprise value of approximately $28.3 billion.

The sources and bases of information contained in this Announcement to calculate the implied value of the Acquisition are set out in Appendix 1 (Sources and Bases of Information).

3.	Company Background to and Reasons for Recommending the Acquisition

The Company is a biotechnology company focused on the discovery, development and commercialisation of medicines that address critical needs for people impacted by rare, autoimmune and severe inflammatory diseases. The Company Board, together with the Company’s senior management, and with the assistance of its financial and legal advisors, regularly reviews the Company’s strategic and financial prospects on a standalone basis in light of developments in the Company’s business, the sectors in which it operates and the economy and financial markets generally.

Following receipt of an unsolicited proposal from Sanofi to acquire the entire issued and to be issued ordinary share capital of the Company for cash (the “Unsolicited Proposal”), the Company Board, together with the Company’s senior management, and with the assistance of its outside advisors, met to discuss the Unsolicited Proposal and determined that the offer price was insufficient to warrant any substantive discussions or allow access to any due diligence and rejected the proposal. During the next 28 days, Sanofi made two subsequent proposals at higher prices before the Company Board determined that the proposed price was sufficient to permit Sanofi to receive a management presentation and access to limited additional information in order to support Sanofi making a further enhanced offer. The Company Board also determined that the best way to maximise shareholder value would be to approach other potential bidders and authorised the Company’s senior management and its financial advisors to contact three additional global biopharmaceutical companies that it believed may be interested in a potential acquisition of the Company and would have the financial means to complete an acquisition of this size, with the outreach subject to obtaining the relevant consents of the Irish Takeover Panel. After obtaining the consents, the Company’s financial advisors contacted the three parties, comprised of Amgen and two other global pharmaceutical companies (one such company being referred to herein as Company A and the other being Janssen Global Services, LLC (“JNJ”)), and conveyed that the Company had received an unsolicited proposal to be acquired on an expeditious timetable. All three parties expressed an interest in receiving a management presentation and engaging in due diligence to determine whether they would submit a proposal. The Company entered into confidentiality agreements with all four parties and gave each of the parties management presentations in a two day period and responded to preliminary due diligence questions. Subsequently, Amgen submitted an initial bid and Sanofi increased its proposed price. Company A declined to submit a proposal. JNJ indicated that it would continue to evaluate the information shared in the management presentation and would make a determination after a board meeting as to whether to submit a bid.

On November 29, 2022, the Company released an announcement of a possible offer under Rule 2.4 of the Irish Takeover Rules, confirming that it was in highly preliminary discussions with Amgen, Sanofi and JNJ. On December 2, 2022, Sanofi and Amgen each released a statement as required by Rule 2.12 of the Irish Takeover Rules confirming that any offer, if made, would be in cash. Subsequently, JNJ conveyed to the Company’s financial advisors that it had decided not to submit a proposal and issued a statement on December 3, 2022 under Rule 2.8 of the Irish Takeover Rules that it did not intend to make an offer for the Company.

After considering the initial proposal from Amgen and the revised proposal from Sanofi, the Company Board authorised the Company to provide both parties with access to a due diligence data room and to provide both parties with a draft transaction agreement. After Amgen and Sanofi submitted proposed changes to the draft transaction agreement and identified required regulatory approvals, the Company Board authorised its financial advisors to send a process letter to both parties indicating that final offers with confirmation of funds certain should be submitted with a negotiated transaction agreement by no later than December 9, 2022. At the instruction of the Company and its financial advisors, each of Amgen and Sanofi submitted its revised offer to acquire the Company on December 9, 2022. On December 10, 2022, the Company continued to discuss the offers from Sanofi and Amgen and received additional offers from Amgen and Sanofi at higher prices. Following the discussions with Amgen and Sanofi, the Company Board met on December 10, 2022, together with the Company’s senior management and financial and legal advisors, to consider proposed terms of the best and final proposals from each of Amgen and Sanofi. The Company Board, together with the Company’s senior management, and with the assistance of its financial and legal advisors, reviewed the key legal and financial terms of each of the proposals from each of Amgen and Sanofi. Following discussions, the Company Board determined that the final proposal from Amgen was superior to the proposal from Sanofi and the near final drafts of the transaction agreements submitted by each party were substantially comparable. Following discussions, the Company Board unanimously determined to accept the terms of the offer received from Amgen of $116.50 per Company Share, resolving that such offer was in the best interests of the Company and the Company Shareholders, and thereby approved the Acquisition and resolved to recommend to the Company Shareholders that they approve the Acquisition.

The Company Board carefully considered the terms of the Acquisition and the other Transactions, consulted with Company senior management and its financial and legal advisors, and considered a number of factors, each of which is supportive of its unanimous decision to approve the Acquisition and the other Transactions and recommend the Transactions to the Company Shareholders.

The Company believes Amgen has the capacity to maximise the value of the Company’s current portfolio and accelerate the ability for Horizon’s medicines to reach more patients globally with increased global commercial scale as well as enhanced R&D and technology capabilities to rapidly advance the pipeline to find more therapies for patients who are underserved.

Further detail in respect of the background and reasons for recommending the Acquisition will be included in the Proxy Statement (which will include the Scheme Document).

4.	Amgen Background to and Reasons for the Acquisition

Amgen believes there is a compelling strategic and financial rationale for undertaking the acquisition, which is expected to deliver the following benefits:

The Acquisition adds first-in-class / best-in-class innovative medicines that fit well with Amgen’s portfolio and strategic vision

•

Since its founding in 2005, the Company has successfully built a robust business with continued growth potential. TEPEZZA, KRYSTEXXA and UPLIZNA are innovative biologic medicines with impressive benefits that are reaching a growing number of patients suffering from serious diseases. These three early life cycle products collectively generated $2.0 billion of sales through the first nine months of 2022.

•

Amgen’s long-term strategy includes a focus on first-in-class and best-in-class innovative therapeutics that treat grievous illness, and on delivering those medicines to more patients around the world.

•	The Company’s focus and products align well with Amgen’s long-term growth strategy:

o

Amgen’s growth reflects contributions from therapies with large addressable patient populations (such as cardiovascular disease, osteoporosis, psoriasis, and asthma), as well as therapies that address diseases with lower prevalence (such as ANCA-associated vasculitis, immune thrombocytopenic purpura and acute lymphoblastic leukemia) that are adjacent to Amgen’s core therapeutic areas. TEPEZZA and KRYSTEXXA are a strong fit with the latter category and help to further diversify the Combined Group’s revenue outlook.

o	TEPEZZA has significant growth potential in key ex-U.S. markets such as Europe and Japan, which complements Amgen’s international growth strategy.

o

The Company’s R&D efforts include significant lifecycle management expansion for currently marketed products, along with an innovative mid- to late-stage pipeline with opportunities for advancement of novel programs in disease areas such as myasthenia gravis, IgG4-related disease, systemic lupus erythematosus, lupus nephritis and Sjogren’s Syndrome.

Amgen’s global scale and 20-year history in commercializing inflammation therapies can accelerate growth of the Company’s portfolio

•

TEPEZZA is mechanistically rooted in inflammation and KRYSTEXXA is commercially aligned with Enbrel and TAVNEOS, given the shared rheumatology prescriber base. UPLIZNA targets an autoimmune disorder (neuromyelitis optica spectrum disorder), which is also consistent with Amgen’s expertise in inflammation.

•

The Company also has recent product approvals in Europe and Japan, where Amgen has existing commercial platforms that could be quickly leveraged and augmented with specialised sales force where needed. Globally, including the U.S., the Combined Group will benefit from Amgen’s experience in commercial operations such as access, medical, patient support, and overall scale/expertise in marketing and sales.

The Company’s platform strategies in R&D and manufacturing can be strengthened by Amgen’s 40-year history in biologics, development and manufacturing

•

Amgen has the scale, expertise, and resources to advance the Company’s pipeline molecules with speed, and to support global registration and commercialisation. Given the Company’s focus on biologics, Amgen also has the process development expertise to assist the Company in delivering lifecycle management programs focused on new formulations and new routes of administration. Amgen is also an industry leader in biologics manufacturing, which provides opportunities for manufacturing cost efficiencies while helping to ensure the Combined Group’s products will reach “every patient, every time”. Further, Amgen has considerable expertise in drug delivery systems that benefit the patient experience.

Strong financial profile with non-GAAP EPS accretion from 2024 and significant cash flow generation enabling continued attractive shareholder payouts and investment in innovation

•

The robust free cash flow generated by the Combined Group (approximately $10 billion over the twelve months through Q3 2022)[1] will enable de-levering following Completion, while continuing to support investment in the Combined Group’s pipeline and commercial brands.

•	The Acquisition is expected to be accretive to Amgen’s revenue and non-GAAP earnings per share from 2024. Amgen is not providing or updating 2022 or 2030 guidance as a result of the Acquisition.

•

Amgen’s goal is to maintain a strong investment grade credit profile with debt leverage that is in-line with current levels by the end of 2025. Amgen expects to support this goal with over $10 billion of debt retirement through that period.

•	Amgen remains committed to growing its annual dividend over time.

•	The Acquisition is expected to deliver annual pre-tax cost synergies of at least $500 million by the end of the third fiscal year following Completion.

5.	Company Board Recommendation

The Company Board, which has been so advised as to the financial terms of the Acquisition by Morgan Stanley, which has rendered a fairness opinion, considers the terms of the Acquisition to be fair and reasonable. In providing its financial advice, Morgan Stanley has taken into account the commercial assessments of the Company Directors. Morgan Stanley is providing independent financial advice to the Company Board for the purposes of Rule 3 of the Irish Takeover Rules. The Company Board has unanimously determined that the Transaction Agreement and the Transactions, including the Scheme, are advisable for, fair to and in the best interests of, the Company Shareholders. Accordingly, the Company Board unanimously recommends that Company Shareholders vote in favour of the Scheme Resolutions and the Required EGM Resolutions or, if the Acquisition is implemented by a Takeover Offer, to accept or procure acceptance of such Takeover Offer.

6. The Scheme Process

It is agreed that the Acquisition will be implemented by means of an Irish High Court-sanctioned scheme of arrangement between the Company and Company Shareholders under Chapter 1 of Part 9 of the Irish Companies Act, pursuant to which Acquirer Sub will acquire the entire issued and to be issued ordinary share capital of the Company and each Company Shareholder will receive the Consideration.

The Company Shares will be acquired pursuant to the Acquisition fully paid, non-assessable and free from all liens, charges, equities, encumbrances, rights of pre-emption and any other third party rights of any nature whatsoever and together with all rights attaching thereto, including without limitation voting rights and the right to receive and retain in full all dividends and other distributions (if any) announced, declared, made or paid with a record date on or after the Scheme Record Time.

To become effective, the Scheme will require, among other things, the approval of:

1 For the twelve months through Q3 2022, Amgen GAAP operating cash flow of $9.88 billion less Amgen capital expenditures of $883 million plus Horizon GAAP operating cash flow of $1.37 billion less Horizon capital expenditures of $56 million = ~$10 billion

•

the Scheme Meeting Resolution by a majority in number of members of each class of Company Shareholders (including as may be directed by the Irish High Court pursuant to Section 450(5) of the Irish Companies Act) present and voting either in person or by proxy at the Scheme Meeting (or at any adjournment or postponement of such meeting) representing, at the Voting Record Time, at least 75% in value of Company Shares of that class held by such Company Shareholders present and voting either in person or by proxy at the Scheme Meeting; and

•	the Required EGM Resolutions being duly passed by the Company Shareholders at the EGM (or any adjournment or postponement thereof).

The Scheme Document will include full details of the Scheme, together with notices of the Scheme Meeting and the EGM and the expected timetable, and will specify the action to be taken by Company Shareholders.

Following the passing of the approvals noted above being obtained and the satisfaction or (where applicable) waiver of the other conditions to the consummation of the Scheme, the sanction of the Irish High Court will also be required in order for the Scheme to become effective.

Assuming the above requirements are satisfied, and the other Conditions, as described in more detail in paragraph 7 (The Conditions) below, have been satisfied or waived (where applicable), the Scheme will become effective upon delivery to the Irish Registrar of Companies of a copy of the Court Order.

Upon the Scheme becoming effective, the Scheme will be binding on all Company Shareholders, irrespective of whether or not they attended or voted at the Scheme Meeting or the EGM and share certificates, if any, in respect of Company Shares will cease to be valid and entitlements to Company Shares held within DTC will be cancelled.

Any Company Shares issued before the Scheme Record Time will be subject to the terms of the Scheme. One of the EGM Resolutions to be proposed at the EGM will, amongst other matters, provide that the Company’s memorandum and articles of association be amended to incorporate provisions requiring any Company Shares issued after the Scheme Record Time (other than to Amgen or its affiliates), for example, due to the crystallisation of Company Options or Company Share Awards, to either be subject to the terms of the Scheme or acquired by Amgen and / or its affiliates on the same terms as the Acquisition (other than terms as to timings and certain formalities). The inclusion of these provisions in the Company’s memorandum and articles of association will prevent any person (other than Amgen or its affiliates) holding Company Shares immediately after the Effective Time.

Subject to satisfaction or waiver (as applicable) of the Conditions, the Acquisition is expected to be completed in the first half of 2023.

If the Scheme does not become effective on or before the End Date (as may be extended pursuant to the Transaction Agreement), it will lapse and the Acquisition will not proceed (unless the Company, Amgen and Acquirer Sub otherwise agree and the Irish Takeover Panel otherwise consents).

7. The Conditions

As well as being conditional upon the Company Shareholder Approval and the Scheme becoming effective, as described in paragraph 6 (The Scheme Process) above, the Acquisition is also subject to receipt of certain other conditions as summarised below.

The Acquisition is subject to the satisfaction or waiver (as applicable) of the Conditions, which are set-out in full in Appendix 3 (Conditions of the Acquisition and the Scheme) to this Announcement, including, in summary:

•	the approval by the Company Shareholders of the Scheme;

•	the sanction of the Scheme by the Irish High Court;

•	the receipt of required antitrust clearances in the United States, Austria and Germany and the receipt of required foreign investment clearances in France, Germany, Denmark and Italy;

•	a copy of the Court Order having been delivered to the Irish Registrar of Companies;

•	the Transaction Agreement not having been terminated in accordance with its terms;

•	the accuracy of each of the Parties’ representations and warranties, subject to certain materiality and material adverse effect exceptions;

•	the performance by each Party, in all material respects, with all of such Party’s covenants and agreements under the Transaction Agreement; and

•	the absence of a Company Material Adverse Effect that is continuing.

It is expected that the Proxy Statement (which will contain the Scheme Document), containing further information relating to the implementation of the Acquisition, the full terms and conditions of the Scheme, notices of the Scheme Meeting and the EGM, will be made available to Company Shareholders as promptly as reasonably practicable after securing approval of the Irish High Court to send the Scheme Document to Company Shareholders and, for information only, to Company Equity Award Holders.

The Proxy Statement will contain important information about the Acquisition (including the Scheme), the Transaction Agreement, the Scheme Meeting and the EGM.

8. About the Company Group

The Company is a public limited company registered in Ireland and whose shares are admitted to trading on Nasdaq under the ticker “HZNP”.

The Company is a global biotechnology company headquartered in Dublin, Ireland and focused on the discovery, development and commercialization of medicines that address critical needs for people impacted by rare, autoimmune and severe inflammatory diseases. The Company has 12 marketed medicines and a pipeline with more than 20 development programs. The Company has offices or a presence across four continents and more than 2,000 employees. For more information about the Company Group, see www.horizontherapeutics.com.

9. About Amgen and Acquirer Sub

Acquirer Sub is a private limited company incorporated in Ireland established for the sole purpose of implementing the Acquisition and is a wholly owned subsidiary of Amgen. As of the date of this Announcement, the entire issued ordinary share capital of Acquirer Sub is owned by Amgen.

Amgen is a highly focused biotechnology company committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology. Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies. Amgen is one of the 30 companies that comprise the Dow Jones Industrial Average and is also part of the Nasdaq-100 index.

For more information about Amgen, see www.amgen.com.

10. Effect of the Scheme on Company Share Plans

In accordance with Rule 15 of the Irish Takeover Rules, Amgen will make appropriate proposals to participants of the Company Share Plans in relation to the options and awards under the Company Share Plans. Participants will be contacted separately, at or as soon as possible after the time of publication of the Scheme Document, regarding the effect of the Acquisition on their options and awards under the Company Share Plans and the relevant details will be summarised in the Scheme Document.

The Scheme will extend to any Company Shares which are unconditionally allotted or issued at or before the Scheme Record Time, including those allotted or issued to satisfy the exercise of options or vesting of awards under the Company Share Plans.

11. Management, Employees and Locations

As described in paragraph 4 (Amgen Background to and Reasons for the Acquisition) above, Amgen believes there is a compelling strategic rationale for undertaking the Acquisition, which would enable the Combined Group to deliver first-in-class medicines to many more patients suffering from serious illness. Amgen recognises the skills, knowledge and experience of the Company’s employees and is excited to work with them to further enhance the therapeutic offerings, and grow the value, of the Combined Group in the longer term.

Following this Announcement, to the extent permitted by applicable antitrust rules, Amgen intends to engage with the Company’s senior management in integration planning, involving a review of the Company’s business. While the parameters of the review have not yet been finalised, Amgen expects that it will involve evaluating the best way in which to further develop, as part of the Combined Group following Completion, the three existing strategic goals of the Company, which are to (i) maximise the value of its on-market rare disease medicines through commercial execution and clinical investment; (ii) expand its R&D pipeline through significant internal investment and external business development; and (iii) build a global presence in targeted international markets.

In addition, the review will also involve assessing how best to combine the operations of Amgen and the Company in order to achieve some of the expected benefits of the Acquisition (including the cost synergies identified in paragraph 4 (Amgen Background to and Reasons for the Acquisition) above. The review would aim to identify and assess integration benefit opportunities, and to ascertain those areas in which a reduction in the number of employees of the Combined Group may be appropriate. Amgen has not yet carried out the review referred to above and, except as described below, has not reached any conclusions as to its likely outcome nor made any decisions in relation to specific actions that may be taken in relation to the integration of Amgen and the Company.

Amgen understands the importance of innovation to the Company’s business, and intends to continue to invest in and develop its R&D capabilities as part of the Combined Group following Completion, with a view to ensuring in particular that the Company’s existing pipeline of preclinical and clinical development programmes can continue to expand.

Management and employees

Amgen attributes significant value to the Company Group’s management and employees, whose ongoing contribution will be key to growing the value of the enlarged business of Amgen in the longer term.

Amgen will safeguard the existing employment rights, including pension rights, of the Company Group’s management and employees in accordance with applicable Law. Amgen does not envisage any material change in the conditions of employment of the management and employees of the Combined Group as a result of the Acquisition. Under the Transaction Agreement, Amgen has given certain assurances in relation to the continuation of certain existing compensation and employment benefit arrangements of the Company Group’s employees following the Acquisition. Further details in this regard will be included in the Scheme Document.

While Amgen has not yet begun to carry out the review of the Company’s business referred to above and has not reached any conclusions as to its likely outcome or made any decisions in relation to any specific actions that may be taken as a result of this evaluation in relation to employees of the Combined Group, Amgen currently anticipates that there will be some operational and administrative restructuring of the Company Group required following Completion. This will also facilitate the integration of the two businesses as part of the Combined Group. In particular, certain central corporate and support functions, including those relating to the Company’s status as a listed company, may no longer be required on a standalone basis or may be reduced in scope. No decisions have been made as to the number of employees or the roles and locations that may be affected. Amgen also currently anticipates that there may be opportunities for the Combined Group to realise cost efficiencies from leveraging Amgen’s global scale, systems and processes across various functions.

The non-executive directors of the Company intend to resign as directors of the Company with effect from Completion.

Headquarters, locations of business and fixed assets

Following Completion, the global headquarters of the Combined Group will be located at Amgen’s current global headquarters in Thousand Oaks, California.

Amgen will, as part of its review of the Company’s business referred to above, evaluate the consolidation of some or all of the Company’s locations of business into Amgen’s global headquarters in Thousand Oaks, California and other locations of Amgen across the United States and worldwide, including functions currently undertaken at the Company’s current global headquarters in Dublin.

No material changes are envisaged by Amgen with respect to the redeployment of the Company’s fixed asset base.

Trading facilities

The Company Shares are currently listed on the Nasdaq Global Select Market and, as set out in paragraph 12 (Delisting of Company Shares) below, the Company Shares will be delisted from the Nasdaq Global Select Market and deregistered, as promptly as practicable after the Effective Time, and in any event no more than ten days after the Completion Date.

12. Delisting of Company Shares

Prior to the Completion Date, the Company will cooperate with Amgen and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the delisting of the Company Shares from Nasdaq and the deregistration of the Company Shares under the Exchange Act as promptly as practicable after the Effective Time. After the cancellation of the listing and trading of Company Shares on the Nasdaq Global Select Market, the Company will be re-registered as a private limited company.

13. Transaction Agreement

The Company, Amgen and Acquirer Sub have entered into the Transaction Agreement, dated December 11, 2022, which contains certain assurances, obligations and commitments in relation to the implementation of the Acquisition, including provisions in relation to the conduct of the Company’s business between the date of this Announcement and the Effective Date. A copy of the Transaction Agreement is appended to this Announcement at Appendix 4 (Transaction Agreement) and a summary of the principal terms of the Transaction Agreement will be set out in the Proxy Statement (which will include the Scheme Document).

The Transaction Agreement provides that neither the Company Directors nor the Company shall make a Company Change of Recommendation for a Company Superior Proposal or a Company Intervening Event or terminate the Transaction Agreement in order to substantially concurrently enter into a definitive agreement providing for a Company Superior Proposal, unless, among other things, prior to taking such action, the Company has notified Amgen in writing at least four Business Days before taking such action, that the Company intends to take such action, and has negotiated in good faith with Amgen regarding any proposal by Amgen to amend the Transaction Agreement.

The Transaction Agreement includes provisions pursuant to which the Company has agreed to reimburse to Amgen in certain circumstances set out below for an amount equal to all documented, specific, quantifiable third party costs and expenses incurred, directly or indirectly, by Amgen and / or any member of the Amgen Group, or on its behalf, for the purposes of, in preparation for, or in connection with the Acquisition, including third party costs and expenses incurred in connection with exploratory work carried out in contemplation of and in connection with the Acquisition, legal, financial and commercial due diligence, the arrangement of financing and the engagement of third party representatives to assist in the process (the “Expenses Reimbursement Provisions”). The gross amount payable by the Company to Amgen for such reimbursement shall not, in any event, exceed $278,404,301 (being 1% of the total value of the issued and to be issued ordinary share capital of the Company that is the subject of the Acquisition (excluding, for the avoidance of doubt, any interest in such share capital held by Amgen or any person Acting in Concert with Amgen)).

If the Transaction Agreement is terminated pursuant to its terms, Amgen’s receipt of such reimbursement payment (to the extent owed by the Company pursuant to the Transaction Agreement) and Amgen’s right to seek specific performance will be the sole and exclusive remedies of the Amgen Parties and the Amgen Related Parties against any of the Company and its Affiliates and Company Related Parties, including for any failure to consummate the Transactions or any claims or actions under applicable Laws arising out of any breach, termination or failure by the Company and its Affiliates to perform any covenant or agreement in the Transaction Agreement.

The amount payable by the Company to Amgen under the Expenses Reimbursement Provisions will exclude any amounts in respect of VAT incurred by Amgen or any member of the Amgen Group attributable to such third party costs other than irrevocable VAT incurred by Amgen or its Subsidiaries.

The circumstances in which such payment will be made by the Company are, if the Transaction Agreement is terminated:

(a)	by Amgen pursuant to a Change of Recommendation Termination; or

(b)	by the Company pursuant to a Superior Proposal Termination; or

(c)	all of the following occur:

(i)

the Transaction Agreement is terminated (x) by Amgen pursuant to a Company Breach Termination as a result of a material breach or failure to perform any covenant or agreement in the Transaction Agreement described in Section 9.1(a)(iii)(A) of the Transaction Agreement that first occurred following the making of a Company Alternative Proposal of the type referred to in Section 9.2(b)(iii)(B) of the Transaction Agreement or (y) by Amgen or the Company pursuant to a Non Approval Termination but if such termination is by the Company at such time Amgen would be permitted to terminate the Transaction Agreement; and

(ii)

prior to the Scheme Meeting, a Company Alternative Proposal was publicly disclosed or announced and not withdrawn (or, in the case of a Company Breach Termination as a result of a material breach or failure to perform any covenant or agreement in the Transaction Agreement, was made publicly or privately to the Company Board), or any Person shall have publicly announced an intention (whether or not conditional) to make a Company Alternative Proposal that has not been withdrawn (it being understood that, for purposes of Section 9.2(b)(iii)(B) of the Transaction Agreement, references to “20%” in the definition of Company Alternative Proposal shall be deemed to refer to “50%”); and

(iii)

(x) a Company Alternative Proposal is consummated within 12 months after such termination, or (y) a definitive agreement providing for a Company Alternative Proposal is entered into within 12 months after such termination and is subsequently consummated.

Morgan Stanley as Rule 3 Advisor to the Company and the Company have confirmed in writing to the Panel that, in the opinion of Morgan Stanley and the Company (respectively), in the context of the note to Rule 21.2 of the Irish Takeover Rules and the Acquisition, the Expenses Reimbursement Provisions are in the best interests of the Company Shareholders. The Irish Takeover Panel has consented to the Company entering into the Expenses Reimbursement Provisions.

The Transaction Agreement provides that, upon termination of the Transaction Agreement under certain circumstances relating to the failure to obtain applicable Antitrust Laws or Foreign Investment Laws Clearances prior to the End Date, Amgen will pay the Company a reverse termination fee of $974,415,054.

14. Financing of the Acquisition

Amgen has entered into a Bridge Credit Agreement, dated December 12, 2022, for an aggregate amount of $28.5 billion, by and among Amgen, Citibank N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Citibank, N.A. and Bank of America, N.A. as lead arrangers and book runners, and the other banks from time to time party thereto to finance, together with Amgen’s own cash resources, the Acquisition. Further information on the financing of the Acquisition will be set out in the Scheme Document.

PJT Partners, lead financial advisor to Amgen, is satisfied that sufficient resources are available to Acquirer Sub to satisfy in full the consideration payable to Company Shareholders under the terms of the Acquisition.

15. Other Acquisition-related Arrangements

The Company and Amgen entered into a confidentiality agreement on November 18, 2022, pursuant to which the Company and Amgen have undertaken, amongst other things, to: (a) keep confidential information relating to the Acquisition and not to disclose it to third parties (other than certain permitted parties) unless required by Law or regulation; and (b) use the confidential information for the sole purpose of evaluating and participating in discussions regarding the Acquisition. The agreement also includes standstill provisions, pursuant to which Amgen has agreed to certain restrictions in respect of dealings in Company Shares, solicitation or engagement in respect of competing transactions, subject to customary standstill termination provisions, for a period of 12 months.

16. Tax

Each holder of Company Shares is urged to consult his, her or its independent professional advisor regarding the tax consequences of the Transactions.

17. Disclosure of Interests in Relevant Securities of the Company

As of the close of business on December 9, 2022 (being the last Business Day prior to the date of this Announcement), the Robert A. Eckert Living Trust (a related trust of Robert A. Eckert, an Amgen Director) was interested in 86 Company Shares.

Save as described above, as of the close of business on December 9, 2022 (being the last Business Day prior to the date of this Announcement), none of Amgen or, so far as Amgen is aware, any person Acting in Concert with Amgen:

(a)	had an interest in relevant securities of the Company;

(b)	had any short position in relevant securities of the Company;

(c)	had received an irrevocable commitment or letter of intent to accept the terms of the Acquisition in respect of relevant securities of the Company; or

(d)	had borrowed or lent any Company Shares.

Furthermore, no arrangement to which Rule 8.7 of the Irish Takeover Rules applies exists between Amgen or the Company or a person Acting in Concert with Amgen or the Company in relation to Company Shares. For these purposes, an “arrangement to which Rule 8.7 of the Irish Takeover Rules applies” includes any indemnity or option arrangement, and any agreement or understanding, formal or informal, of whatever nature, between two or more persons relating to relevant securities which is or may be an inducement to one or more of such persons to deal or refrain from dealing in such securities.

18. Section 3(7) of Appendix 4 Derogation

Section 3(7) of Appendix 4 of the Irish Takeover Rules requires that, except with the consent of the Panel, and subject to Rule 2.11 of the Irish Takeover Rules, the Company must send the Scheme Document to Company Shareholders within 28 days of the announcement of a firm intention to make an offer, being this Announcement.

On December 9, 2022 the Panel agreed to grant a waiver of Section 3 (7) of Appendix 4 of the Rules.

There is a requirement to file the Proxy Statement (which will also include the Scheme Document) with the SEC in connection with the Scheme. The preparation of the Proxy Statement may take more than 28 days. Also, the SEC may elect to review the Proxy Statement. This review process will take no fewer than 10 days and may take a longer time to complete. Under SEC rules, the Proxy Statement may not be mailed to Company Shareholders until such review is complete. The Panel granted the derogation on the basis that the Scheme Document cannot be sent until the SEC’s review of the Proxy Statement is completed. The Proxy Statement (which will also contain the Scheme Document) will be mailed to Company Shareholders as soon as practicable after a definitive Proxy Statement is filed with the SEC.

19. Documents on display

Copies of the following documents will, by no later than 12:00 noon (E.T.) on the business day following the date of this Announcement, be made available the Company’s website www.horizontherapeutics.com and on Amgen’s website www.amgen.com:

(a)	the Leak Announcement;

(b)	this Announcement;

(c)	the Confidentiality Agreement; and

(d)	the Transaction Agreement.

Neither the contents of the Company’s website or the contents of Amgen’s website, nor the contents of any other website accessible from hyperlinks on either such website, is incorporated into or forms part of, this Announcement.

20. Rule 2.7(b)(xv) Statement

Subject to the Transaction Agreement, Amgen will have the right to reduce the Consideration by the amount of any dividend (or other distribution) which is paid or becomes payable by the Company to Company Shareholders in addition to the Consideration.

21. General

The Transaction Agreement is governed by the Laws of the State of Delaware. However, the Acquisition and the Scheme, and matters related thereto (including matters related to the Irish Takeover Rules), shall, to the extent required by the Laws of Ireland, be governed by, and construed in accordance with, the Laws of Ireland. The interpretation of the duties of the Company Directors shall also be governed by, and construed in accordance with, the Laws of Ireland.

The Acquisition is subject to, inter alia, the terms and conditions of the Transaction Agreement and the terms and the satisfaction or waiver (as applicable) of the Conditions set out in Appendix 3 (Conditions

of the Acquisition and the Scheme) to this Announcement. The Acquisition is also subject to the full terms and conditions which will be set out in the Scheme Document.

Appendix 1 (Sources and Bases of Information) contains further details of the sources of information and bases of calculations set out in this Announcement; Appendix 2 (Definitions) contains definitions of certain expressions used in this Announcement; Appendix 3 (Conditions of the Acquisition and the Scheme) contains the Conditions of the Acquisition and the Scheme; and Appendix 4 (Transaction Agreement) appends the Transaction Agreement.

The financial information included in this Announcement and to be included in the Scheme Document has or will be prepared in accordance with generally accepted accounting principles in the United States. The following non-GAAP financial measures have been included in this Announcement in relation to Amgen and the Combined Group:

•	“free cash flow”, which is computed by subtracting capital expenditures from operating cash flow, each as determined in accordance with GAAP; and

•	“non-GAAP EPS”, which is computed by taking non-GAAP net income and dividing it by the number of weighted-average shares of Amgen.

These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Be aware that addresses, electronic addresses and certain other information provided by Company Shareholders, holders of shares in Amgen, persons with information rights and other relevant persons for the receipt of communications from the Company, and / or Amgen may be exchanged between the Parties as required by the Irish Takeover Rules and applicable Law.

This Announcement does not constitute a prospectus or prospectus equivalent document.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document and the Proxy Statement or any document by which the Acquisition and the Scheme are made. Company Shareholders are advised to read carefully the formal documentation in relation to the Acquisition, including the Scheme Document once the Proxy Statement has been sent.

The Transaction Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of the contract between the parties and may be subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your appropriately authorised independent financial advisor.

Enquiries

Company

Investors: Tina Ventura	Tel: +1 224 383 3344
Media: Geoff Curtis	Tel: +1 224 383 3333

Morgan Stanley (Joint Financial Advisor to the Company)
Julie Rozenblyum	Tel: +1 212 761 4000
Joe Modisett
Tedd Smith
David Kitterick	Tel: +44 20 7425 8000

J.P. Morgan (Joint Financial Advisor to the Company)
Dwayne Lysaght	Tel: +44 (0) 20 7742 4000
Jeremy Meilman	Tel: +1 (212) 270-6000
Ben Carpenter	Tel: +1 (212) 270-6000
Steve Frank	Tel: +1 (212) 270-6000

Amgen
Investors: Arvind Sood	Tel: +1 805 447 1060
Media: Jessica Akopyan	Tel: +1 805 440 5721

PJT Partners (Lead Financial Advisor to Amgen)
Paul Taubman	Tel: +1 212 364 7800
Tom Davidson	Tel: +1 212 364 7800
Basil Geoghegan	Tel: +44 (0)20 3650 1100
Daniel Lee	Tel: +1 212 364 7800
Kush Nanjee	Tel: +44 (0)20 3650 1100

Citigroup (Financial Advisor to Amgen)
Torrey Browder	Tel: +44 20 7986 4000
Sumit Khedekar	Tel: +44 20 7986 4000
Rob Way	Tel: +44 20 7986 4000
Sian Evans	Tel: +44 20 7986 4000
Marc Banziger	Tel: +44 20 7986 4000

Edelman (PR Advisor to Amgen)
Lex Suvanto	Tel: + 1 212 768 0550
Shannon Susko	Tel: + 1 212 768 0550
Jamaal Mobley	Tel: + 1 212 768 0550
Joe Carmody	Tel: +353 1 592 1330
Piaras Kelly	Tel: +353 1 592 1330
Feargal Purcell	Tel: +353 1 592 1330

NO OFFER OR SOLICITATION

This Announcement is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable Law.

The Acquisition will be implemented by means of an Irish High Court-sanctioned scheme of arrangement on the terms provided for in the Scheme Document (or, if the Acquisition is implemented by way of a

Takeover Offer, the Takeover Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how Company Shareholders may vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition, should be made only on the basis of the information contained in the Scheme Document (or if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer Document).

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the Acquisition, the Company will file with the SEC a Proxy Statement (which will include the Scheme Document). The Proxy Statement will be mailed to Company Shareholders as of the record date to be established for voting at the Scheme Meeting or EGM. This Announcement is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the Acquisition. BEFORE MAKING ANY VOTING DECISION, HOLDERS OF COMPANY SHARES ARE URGED TO READ THE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT) ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE ACQUISITION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION, THE PARTIES TO THE SCHEME AND RELATED MATTERS.

Any vote in respect of the Scheme Meeting Resolution and the EGM Resolutions to approve the Acquisition, the Scheme or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the Proxy Statement (including the Scheme Document).

The Proxy Statement, if and when filed, as well as the Company’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at the Company’s website at https://ir.horizontherapeutics.com/financial-information/sec-filings. Company Shareholders and investors will also be able to obtain, without charge, a copy of the Proxy Statement (including the Scheme Document) and other relevant documents (when available) by directing a written request to the Company, Attn: Investor Relations, 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland or by contacting Tina Ventura, Investor Relations, by email to ir@horizontherapeutics.com.

PARTICIPANTS IN THE SOLICITATION

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Company Shareholders in connection with the Acquisition and any other matters to be voted on at the Scheme Meeting or the EGM. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2022 annual general meeting of shareholders, dated and filed with the SEC on March 17, 2022. Other information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Company Shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement (which will contain the Scheme Document) and other relevant materials to be filed with the SEC in connection with the Acquisition. You may obtain free copies of these documents using the sources indicated above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Announcement contains certain statements about the Company and Amgen that are or may be forward-looking statements which include, but are not limited to, statements regarding expected timing, completion and effects of the Acquisition. These forward-looking statements are subject to the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this Announcement may be forward-looking statements. Without limitation, forward-looking statements often include words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume” and “continue” as well as variations of such words and similar expressions are intended to identify such forward-looking statements. The Company’s and Amgen’s expectations and beliefs regarding these matters may not materialise. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the Parties to consummate the Acquisition in a timely manner or at all; the satisfaction (or waiver) of conditions to the consummation of the Acquisition, including with respect to the approval of Company Shareholders and required regulatory approvals; potential delays in consummating the Acquisition; the ability of the Company and Amgen to timely and successfully achieve the anticipated strategic benefits, synergies or opportunities expected as a result of the Acquisition; the successful integration of the Company into Amgen subsequent to Completion and the timing of such integration; the impact of changes in global, political, economic, business, competitive, market and regulatory forces; the impact of health pandemics, including the COVID-19 pandemic, on the Company’s or Amgen’s respective businesses; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Transaction Agreement; adverse effects on the market price of the Company’s or Amgen’s securities and on the Company’s or Amgen’s operating results because of a failure to complete the Acquisition; the effect of the announcement or pendency of the Acquisition on the Company’s or Amgen’s business relationships, operating results and business generally; costs related to the Acquisition; and the outcome of any legal proceedings that may be instituted against the Company, Amgen Acquirer Sub or any of their respective directors or officers related to the Transaction Agreement or the Acquisition. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and Amgen’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC by the Company or Amgen from time to time and available at www.sec.gov. These documents can be accessed on the Company’s web page at https://ir.horizontherapeutics/financial-information.com/sec-filings or on Amgen’s web page at https://investorsamgen.com/financials/sec-filings.

The forward-looking statements included in this Announcement are made only as of the date hereof. Neither the Company nor Amgen assumes any obligation to, and neither the Company nor Amgen intends to, update these forward-looking statements, except as required by applicable Law.

RESPONSIBILITY STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES

The Company Directors accept responsibility for the information contained in this Announcement relating to the Company, the Company Group and the Company Directors and members of their immediate families, related trusts and persons connected with them and for the Company Amgen

Statements (as defined below), except for the statements made by Amgen in respect of the Company (the “Amgen Company Statements”). To the best of the knowledge and belief of the Company Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Amgen Directors and Acquirer Sub Directors accept responsibility for the information contained in this Announcement other than that relating to the Company, the Company Group and the Company Directors and members of their immediate families, related trusts and persons connected with them but including the Amgen Company Statements (for which the Amgen Directors and the Acquirer Sub Directors accept responsibility), and other than the statements made by the Company in respect of Amgen (the “Company Amgen Statements”). To the best of the knowledge and belief of the Amgen Directors (who have taken all reasonable care to ensure such is the case), the information contained in this Announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

IMPORTANT NOTICES RELATING TO FINANCIAL ADVISORS

Morgan Stanley & Co. LLC, acting through its affiliate Morgan Stanley & Co. International plc (together, “Morgan Stanley”), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for the Company as financial advisor and for no one else in relation to the matters referred to in this Announcement. In connection with such matters, Morgan Stanley and its directors, officers, employees and agents will not regard any other person as its client, nor will it be responsible to anyone other than the Company for providing the protections afforded to their clients or for providing advice in connection with the matters described in this Announcement or any matter referred to herein.

J.P. Morgan Securities LLC (“J.P. Morgan”), which is a registered broker dealer with the SEC, is acting as financial advisor to the Company in connection with the Acquisition. In connection with the Acquisition, J.P. Morgan and its directors, officers, employees and agents will not regard any other person as its client, nor will it be responsible to anyone other than the Company for providing the protections afforded to clients of J.P. Morgan or for giving advice in connection with the Acquisition or any matter referred to herein.

PJT Partners, which is a registered broker dealer with the SEC, is acting exclusively for Amgen and for no-one else in connection with the matters referred to in this Announcement and will not be responsible to anyone other than Amgen for providing the protections afforded to clients of PJT Partners nor for providing advice in relation to the matters referred to in this Announcement. Neither PJT Partners nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of PJT Partners in connection with this Announcement, any statement contained herein or otherwise.

Citigroup, which is a registered broker-dealer regulated by the SEC, is acting exclusively for Amgen and for no one else in connection with the Acquisition and other matters described in this announcement, and will not be responsible to anyone other than Amgen for providing the protections afforded to clients of Citigroup nor for providing advice in connection with the Acquisition or any other matters referred to in this announcement. Neither Citigroup nor any of its affiliates, directors or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Citigroup in connection with this announcement, any statement contained herein, the Acquisition or otherwise.

DISCLOSURE REQUIREMENTS OF THE IRISH TAKEOVER RULES

Under the provisions of Rule 8.3(a) of the Irish Takeover Rules, any person who is ‘interested’ in 1% or more of any class of ‘relevant securities’ of the Company must make an ‘opening position disclosure’ following the commencement of the ‘offer period’. An ‘opening position disclosure’ must contain the details contained in Rule 8.6(a) of the Irish Takeover Rules, including, among other things, details of the person’s ‘interests’ and ‘short positions’ in any ‘relevant securities’ of the Company. An ‘opening position disclosure’ by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 pm (E.T.) on the day falling ten ‘business days’ following the commencement of the ‘offer period’. Relevant persons who deal in any ‘relevant securities’ prior to the deadline for making an ‘opening position disclosure’ must instead make a ‘dealing’ disclosure as described below.

Under the provisions of Rule 8.3(b) of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ in 1% or more of any class of ‘relevant securities’ of the Company, that person must publicly disclose all ‘dealings’ in any ‘relevant securities’ of the Company during the ‘offer period’, by not later than 3:30 p.m. (E.T.) on the ‘business day’ following the date of the relevant transaction.

If two or more persons co-operate on the basis of any agreement either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of the Company or any securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

In addition, each of the Company and any offeror must make an ‘opening position disclosure’ by no later 12:00 noon (E.T.) on the date falling ten ‘business days’ following the commencement of the ‘offer period’ or the announcement that first identifies a securities exchange offeror, as applicable, and disclose details of any ‘dealings’ by it or any person ‘acting in concert’ with it in ‘relevant securities’ during the ‘offer period’, by no later than 12:00 noon (E.T.) on the business day following the date of the transaction (see Rules 8.1, 8.2 and 8.4).

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘opening position’ and ‘dealings’ should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

‘Interests’ in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose an ‘opening position’ or ‘dealing’ under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

NO PROFIT FORECAST / QUANTIFIED FINANCIAL BENEFIT STATEMENT / ASSET VALUATIONS

No statement in this Announcement is intended to constitute a profit forecast or quantified financial benefit statement for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Amgen or the Company. No statement in this Announcement constitutes an asset valuation.

PUBLICATION ON WEBSITE

In accordance with Rule 26.1 of the Irish Takeover Rules, a copy of this Announcement will be available on the Company’s website at www.horizon.therapeutics.com and Amgen’s website at www.amgen.com by no later than 12 noon (E.T.) on the business day following this Announcement. Neither the content of any such website nor the content of any other website accessible from hyperlinks on such website is incorporated into, or forms part of, this Announcement.

REQUESTING HARD COPY INFORMATION

Any Company Shareholder may request a copy of this Announcement and / or any information incorporated by reference into this Announcement in hard copy form by writing to the Company, Attn: Investor Relations, 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland, or by contacting Tina Ventura, Investor Relations, via email at ir@horizontherapeutics.com. Any written requests must include the identity of the Company Shareholder and any hard copy documents will be posted to the address of the Company Shareholder provided in the written request. If you have received this Announcement in electronic form, a hard copy of this Announcement and / or any document or information incorporated by reference into this Announcement will not be provided unless such a request is made.

RIGHT TO SWITCH TO A TAKEOVER OFFER

Amgen reserves the right to elect to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of the Company as an alternative to the Scheme, subject to the provisions of the Irish Takeover Rules and the Transaction Agreement and with the Irish Takeover Panel’s consent, whether or not the Scheme Document has been posted. In such event, the Acquisition would be implemented on the same terms (subject to appropriate amendments), so far as are applicable, as those which would apply to the Scheme and subject to the amendments referred to in Appendix 3 (Conditions of the Acquisition and the Scheme) to this Announcement and in the Transaction Agreement.

If Amgen exercises its right to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme, subject to the provisions of the Irish Takeover Rules and the Transaction Agreement and with the Irish Takeover Panel’s consent, such offer would be made in compliance with applicable U.S. Laws and regulations, including the registration requirements of the U.S. Securities Act and the tender offer rules under the U.S. Exchange Act and any applicable exemptions provided thereunder.

ROUNDING

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, any figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

OVERSEAS JURISDICTIONS

The release, publication or distribution of this Announcement in or into jurisdictions other than Ireland and the United States may be restricted by Law and therefore any persons who are subject to the Law of any jurisdiction other than Ireland and the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in Ireland or the United States, to vote their Company Shares with respect to the Scheme at the Scheme Meeting, or to appoint another person as proxy to vote at the Scheme Meeting on their behalf, may be affected by the Laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable legal or regulatory requirements may constitute a violation of the Laws of any such jurisdiction. To the fullest extent permitted by applicable Law, the Company and Amgen and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

This Announcement has been prepared for the purpose of complying with the Laws of Ireland and the Irish Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the Laws of jurisdictions outside of Ireland.

Unless otherwise determined by Amgen or required by the Irish Takeover Rules, and permitted by applicable Law and regulation, the Acquisition will not be made available directly or indirectly, in, into or from any Restricted Jurisdiction and no person may vote in favour of the Acquisition by any use, means, instrumentality or facilities from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the Laws of that jurisdiction.

Copies of this Announcement and any formal documentation relating to the Acquisition will not be and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the Laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable Law or regulation), the Takeover Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means, instrumentality or facilities (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer will not be capable of acceptance by any such use, means, instrumentality or facilities from within any Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the Laws of that jurisdiction.

Further details in relation to overseas shareholders will be contained in the Proxy Statement (which will include the Scheme Document).

RULE 2.12 – RELEVANT SECURITIES IN ISSUE

In accordance with Rule 2.12 of the Irish Takeover Rules, the Company confirms that, as of December 9, 2022 (being the latest practicable date prior to the publication of this Announcement), its issued ordinary share capital is comprised of 227,346,959 ordinary shares, nominal value $0.0001 per share (the “Ordinary Shares”) and 40,000 deferred ordinary shares of €1.00 each. The Company has 384,366 Ordinary Shares which are held as treasury shares. The Ordinary Shares are admitted to trading on the Nasdaq Global Select Market under the ticker symbol “HZNP”. The International Securities Identification Number for these securities is IE00BQPVQZ61.

The Company confirms that as of December 9, 2022, there were outstanding options to purchase up to 4,997,294 Ordinary Shares and outstanding restricted stock units and performance stock units conferring on their holders vested or unvested rights to convert into, or receive, up to an aggregate of 5,491,118 Ordinary Shares and incremental restricted stock units to be issued of 2,550,000 Ordinary Shares.

APPENDIX 1

SOURCES AND BASES OF INFORMATION

1)	The historical share price for the Company has been sourced from the Nasdaq website.

2)

The value of the Acquisition is based upon the Consideration due under the terms of the Acquisition and on the basis of the issued and to be issued ordinary share capital of the Company referred to in paragraph 3 below.

3)

The entire issued and to be issued ordinary share capital (fully diluted share capital) of the Company as of the close of business on December 9, 2022 (being the last practicable date prior to the release of this Announcement), calculated on the basis of:

a.	the number of issued Shares, being 227,346,959 Company shares, with 384,366 Ordinary Shares which are held as treasury shares;

b.	1,909,313 issued Company PSUs;

c.	3,581,805 issued Company RSUs;

d.	2,550,000 incremental ordinary course grants to be issued by the Company; and

e.

3,969,938 Company Shares which may be issued on or after the date of this Announcement to satisfy the exercise of Company Options under the treasury stock method, based on a weighted average price of $23.95.

4)	Save where otherwise stated, financial and other information concerning the Company has been extracted from audited financial results of the Company.

5)	As of 30 September, 2022 the Company has gross, financial debt of $2.6 billion, cash and cash equivalents of $2.1 billion, and net financial debt of $0.5 billion.

APPENDIX 2

DEFINITIONS

The following definitions apply throughout this Announcement unless the context otherwise requires:

“Acquirer Sub” means Pillartree Limited, a private limited company incorporated in Ireland with registered number 730855.

“Acquirer Sub Board” means the board of directors of Acquirer Sub.

“Acquirer Sub Directors” means the members of the Acquirer Sub Board.

“Acquisition” means the proposed offer by Acquirer Sub to acquire the entire issued, and to be issued ordinary share capital of the Company in accordance with the terms of the Transaction Agreement, to be effected by means of the Scheme or, should Amgen elect, and subject to the provisions of the Transaction Agreement and Irish Takeover Rules and the consent of the Irish Takeover Panel, by means of a Takeover Offer, and, where the context admits any subsequent revision, variation, extension or renewal thereof.

“Acting in Concert” has the meaning given to that term in the Irish Takeover Panel Act.

“Affiliate” means, in relation to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such first person (as used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings).

“Amgen” means Amgen Inc., a Delaware corporation.

“Amgen Board” means the board of directors of Amgen.

“Amgen Common Stock” means shares of common stock, $0.0001 par value, of Amgen.

“Amgen Directors” means the members of the Amgen Board.

“Amgen Group” means Amgen and its Subsidiaries.

“Amgen Parties” means Amgen and Acquirer Sub and “Amgen Party” means either Amgen or Acquirer Sub (as the context requires).

“Amgen Related Parties” has the meaning ascribed to it in the Transaction Agreement.

“Announcement” means this Announcement issued pursuant to Rule 2.7 of the Irish Takeover Rules for the purposes of the Acquisition.

“Antitrust Laws” means the Sherman Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, the HSR Act and all other federal, state and foreign applicable Laws in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Burdensome Condition” has the meaning ascribed to it in the Transaction Agreement.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banks in Ireland or in New York are authorised or required by applicable Laws to be closed.

“Change of Recommendation Termination” has the meaning ascribed to it in the Transaction Agreement.

“Citigroup” means Citigroup Global Markets Inc.

“Combined Group” means the enlarged group following Completion comprising the Amgen Group and the Company Group.

“Clearances” means all consents, clearances, approvals, permissions, licenses, variances, exemptions, authorizations, acknowledgements, permits, nonactions, Orders and waivers to be obtained from, and all registrations, applications, notices and filings to be made with or provided to, any Governmental Entity in connection with the implementation of the Scheme or the Acquisition.

“Company” means Horizon Therapeutics plc, an Irish public limited company with registered number 507678.

“Company Alternative Proposal” means any bona fide proposal or offer (including non-binding proposals or offers) from any Person or Group, other than Amgen, its controlled Affiliates or any of its Concert Parties, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company or any of its Subsidiaries (including equity securities of Subsidiaries) equal to 20% or more of the consolidated assets of the Company, or to which 20% or more of the revenues or earnings of the Company on a consolidated basis are attributable for the most recent fiscal year for which audited financial statements are then available, (ii) direct or indirect acquisition (including by scheme of arrangement or takeover offer) or issuance (whether in a single transaction or a series of related transactions) of 20% or more of any class of equity or voting securities of the Company, (iii) scheme of arrangement, tender offer, takeover offer or exchange offer that, if consummated, would result in a Person or Group beneficially owning 20% or more of any class of equity or voting securities of the Company, or (iv) scheme of arrangement, merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization or similar transaction involving the Company or any of its Subsidiaries, under which a Person or Group, or, in the case of clause (B) below, the shareholders or equityholders of any Person or Group would, directly or indirectly, (A) acquire assets equal to 20% or more of the consolidated assets of the Company, or to which 20% or more of the revenues or earnings of the Company on a consolidated basis are attributable for the most recent fiscal year for which audited financial statements are then available, or (B) immediately after giving effect to such transactions, beneficially own 20% or more of any class of equity or voting securities of the Company or the surviving or resulting Person (including any parent Person) in such transaction.

“Company Approval Time” means the time of the receipt of the Company Shareholder Approval.

“Company Board” means the board of directors of the Company.

“Company Board Recommendation” means the unanimous recommendation of the Company Board that the Company Shareholders vote to approve the Scheme Meeting Resolution and the Required EGM Resolutions (or if Acquirer Sub effects the Acquisition as a Takeover Offer, the unanimous recommendation of the Company Board that Company Shareholders accept the Takeover Offer).

“Company Breach Termination” means termination of the Transaction Agreement and the Acquisition (and any transactions contemplated by the Transaction Agreement) by Amgen if the Company shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement or if any of its representations or warranties set out in the Transaction Agreement are inaccurate, which breach, failure to perform or inaccuracy (1) would result in a failure of Condition 4.2 or Condition 4.3 and (2) is not reasonably capable of being cured by the End Date or, if curable, is not cured by the earlier of (x) the End Date and (y) 30 days following written notice by Amgen thereof.

“Company Change of Recommendation” means the Company’s (i) withholding, withdrawal or qualification, amendment or modification in any manner adverse to Amgen, the Company Board Recommendation, if applicable, (ii) failure to include the Company Board Recommendation in the Scheme Document or the Proxy Statement, (iii) recommending, adopting or approving or publicly proposing to recommend, adopt or approve any Company Alternative Proposal or (iv) failure to reaffirm the Company Board Recommendation in a statement complying with Rule 14d-9 or Rule 14e-2(a) under the Exchange Act with regard to a Company Alternative Proposal or in connection with such action by the close of business on the 10th Business Day after the commencement of such Company Alternative Proposal under Rule 14d-9 or Rule 14e-2(a).

“Company Directors” means the members of the Company Board.

“Company Disclosure Schedule” has the meaning ascribed to that term in the Transaction Agreement.

“Company Equity Awards” means the Company Options, the Company RSU Awards and the Company PSU Awards.

“Company Equity Award Holders” means the holders of the Company Equity Awards.

“Company Group” means the Company and its Subsidiaries.

“Company Intervening Event” means any material event, fact, change, effect, development or occurrence arising or occurring after the date of the Transaction Agreement and prior to the Company Approval Time that (i) was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, in each case to the Company Board as of or prior to the date of the Transaction Agreement, and (ii) does not relate to (a) any Company Alternative Proposal or consequence thereof, (b) Amgen or any of its Subsidiaries, or (c) any change in the market price or trading volume of the Company Shares or the fact that the Company meets or exceeds any internal or analysts’ expectations or projections of the results of operations of the Company Group (it being understood that the underlying causes of such change or fact shall not be excluded by this clause (c)).

“Company Material Adverse Effect” means any event, change, effect, development or occurrence that, individually or together with any other event, change, effect, development or occurrence, (a) would prevent, materially delay or materially impair the ability of the Company to consummate the Acquisition or (b) has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of the Company Group, taken as a whole; provided that, solely for the purposes of clause (b), no event, change, effect, development or occurrence to the extent resulting from or arising out of any of the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect: (i) any decline in the market price or change in trading volume of the Company Shares; (ii) any event, change, effect, development or occurrence directly resulting from the announcement or pendency of the Transactions (other than for purposes of any representation or warranty contained in Section 6.1(u)(ii) and Section 6.1(v) of the Transaction Agreement but subject to corresponding disclosures in the Company Disclosure Schedule); (iii) any event, change, effect, development or occurrence in the industries and jurisdictions in which the Company Group operates or in the U.S. or global economy generally or other general business, financial or market conditions in the U.S. or globally, except in each case to the extent that the Company Group, taken as a whole, is adversely affected disproportionately relative to the other participants in such industries or the U.S. or the global economy generally, as applicable, and then only to the extent of such disproportionate impact; (iv) any event, change, effect, development or occurrence arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency, except to the extent that the Company Group, taken as a whole, is adversely affected disproportionately relative to the other participants in such industries or the economy generally, as applicable, and then only to the extent of such disproportionate impact; (v) any event, change, effect, development or occurrence arising directly or indirectly from or otherwise relating to any act of terrorism, war, national or international calamity or any other similar event (other than cyberattacks), except to the extent that such event, circumstance, change or effect disproportionately affects the Company Group, taken as a whole, relative to other participants in the industries in which the Company Group operates or in the U.S. or global economy generally, as applicable, and then only to the extent of such disproportionate impact; (vi) any epidemic, pandemic (including COVID-19), disease outbreak or other public health-related event, hurricane, tornado, flood, earthquake, tsunamis, tornadoes, mudslides, fires or other natural disaster or other force majeure event, or the escalation or worsening thereof, except to the extent that the Company Group, taken as a whole, is adversely affected disproportionately relative to other participants in the industries in which the Company Group operates or in the U.S. or global economy generally, as applicable, and then only to the extent of such disproportionate impact; (vii) the failure of any member of the Company Group to meet internal or analysts’ expectations or projections of the results of operations of the Company Group; (viii) any adverse effect arising directly from or otherwise directly relating to any action taken by the Company Group at the written direction of Amgen or any action specifically required pursuant to the terms of the Transaction Agreement to be taken by the Company (except for any obligation to operate in the ordinary course of business); (ix) any event, change, effect, development or occurrence arising directly or indirectly from or otherwise relating to any change in, or any compliance with, any applicable Laws or GAAP (or interpretations of any applicable Laws or GAAP), except to the extent that the Company Group, taken as a whole, is adversely affected disproportionately relative to the other participants in such industries or the U.S. or global economy generally, as applicable, and then only to the extent of such disproportionate impact; or (x) any FDA or similar (in the U.S. or globally) regulatory, manufacturing, safety or clinical event, change, effect, development or occurrence relating to any Company Product (but excluding the loss of any manufacturing license or the loss of marketing authorisation for any Company Product); it being understood that the exceptions in clauses (i) and (vii) shall not prevent or otherwise affect a determination that the underlying cause of any such decline or failure referred to therein (if not otherwise expressly excluded under any of the exceptions provided by clauses (ii) through (vi) or (viii) through (x) hereof) is a Company Material Adverse Effect.

“Company Options” means all options to purchase Company Shares granted pursuant to Company Share Plans.

“Company Products” means all products or product candidates that are being researched, tested, developed, commercialized, manufactured, sold or distributed by any member of the Company Group and all products or product candidates, if any, with respect to which any member of the Company Group has royalty rights.

“Company PSU Awards” means all restricted stock units payable in Company Shares or whose value is determined with reference to the value of Company Shares with performance-based vesting or delivery requirements granted pursuant to the Company Share Plans.

“Company Related Parties” has the meaning ascribed to it in the Transaction Agreement.

“Company RSU Awards” means all restricted stock units payable in Company Shares or whose value is determined with reference to the value of Company Shares granted pursuant to the Company Share Plans other than any Company PSU Award.

“Company Share Award” means the Company PSU Awards and the Company RSU Awards.

“Company Share Plans” means, collectively, the 2011 Equity Incentive Plan, as amended, the Amended and Restated 2014 Equity Incentive Plan, the 2014 Non-Employee Equity Plan, as amended, the Amended and Restated 2018 Equity Incentive Plan, the 2020 Employee Share Purchase Plan, and the Amended and Restated 2020 Equity Incentive Plan, as amended, including any sub-plans thereto.

“Company Shareholder Approval” means (i) the approval of the Scheme by a majority in number of members of each class of the Company Shareholders (including as may be directed by the Irish High Court pursuant to Section 450(5) of the Irish Companies Act) representing, at the Voting Record Time, at least 75% in value of the Company Shares of that class held by the Company Shareholders who are members of that class and that are present and voting either in person or by proxy, at the Scheme Meeting (or at any adjournment or postponement of such meeting) and (ii) the Required EGM Resolutions being duly passed by the requisite majorities of the Company Shareholders at the EGM (or at any adjournment or postponement of such meeting).

“Company Shareholders” means the registered holders of Company Shares.

“Company Shares” means the ordinary shares of the Company, nominal value $0.0001 per share.

“Company Superior Proposal” means any bona fide, written Company Alternative Proposal (with all references to “20%” in the definition of the Company Alternative Proposal being deemed to be references to “50%”) on terms that the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, (a) is more favorable to the Company Shareholders (in their capacity as such) from a financial point of view than the Acquisition and (b) is reasonably expected to be consummated in accordance with its terms, in the case of each of clauses (a) and (b), taking into account all the financial, legal, regulatory and other terms and conditions of the Company Alternative Proposal that the Company Board considers to be appropriate (including the expected timing of consummation, any governmental or other approval requirements, and availability of necessary financing).

“Completion” means the completion of the Acquisition.

“Completion Date” means the date of the completion of the Acquisition.

“Concert Parties” means such Persons as are deemed to be Acting in Concert with Amgen pursuant to Rule 3.3 of Part A of the Irish Takeover Rules.

“Conditions” means the conditions to the Scheme and the Acquisition set out in Appendix 3 (Conditions of the Acquisition and the Scheme) of this Announcement and to be set out in the Scheme Document, and “Condition” means any one of the Conditions.

“Confidentiality Agreement” means the confidentiality agreement between the Company and Amgen dated November 18, 2022.

“Consideration” means $116.50 in cash per Company Share.

“Court Order” means the Order or Orders of the Irish High Court sanctioning the Scheme under Section 453 of the Irish Companies Act.

“DTC” means the relevant system to facilitate the transfer of title to shares in uncertificated form in respect of which the Depository Trust & Clearing Corporation is the operator.

“Effective Date” means the date on which the Scheme becomes effective in accordance with its terms or, if the Acquisition is implemented by way of a Takeover Offer, the date on which the Takeover Offer has become (or has been declared) unconditional in all respects in accordance with the provisions of the Takeover Offer Document and the Irish Takeover Rules.

“Effective Time” means the time on the Effective Date at which the Court Order is delivered to the Registrar of Companies or, if the Acquisition is implemented by way of a Takeover Offer, the time on the Effective Date at which the Takeover Offer becomes (or is declared) unconditional in all respects in accordance with the provisions of the Takeover Offer Documents and the Irish Takeover Rules.

“EGM” means the extraordinary general meeting of the Company Shareholders (and any adjournment or postponement thereof) to be convened in connection with the Scheme, expected to be held as soon as the preceding Scheme Meeting shall have been concluded (it being understood that if the Scheme Meeting is adjourned or postponed, the EGM shall be correspondingly adjourned or postponed).

“EGM Resolutions” means, collectively, the following resolutions to be proposed at the EGM: (i) an ordinary resolution to approve the Scheme and to authorise the Company Board to take all such action as it considers necessary or appropriate to implement the Scheme and (ii) a special resolution amending the Company Memorandum and Articles of Association in accordance with Section 4.3 of the Transaction Agreement (the resolutions described in the foregoing clauses (i) and (ii), the “Required EGM Resolutions”); (iii) an ordinary resolution that any motion by the chairperson of the Company Board to adjourn or postpone the EGM, or any adjournments or postponements thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the EGM to approve the Scheme or any of the Required EGM Resolutions to be approved; and (iv) any other resolutions as the Company reasonably determines to be (A) required under applicable Laws or (B) otherwise necessary or desirable for the purposes of implementing the Acquisition as have been approved by Amgen (such approval not to be unreasonably withheld, conditioned or delayed).

“End Date” means June 12, 2023; provided, however, that in the event that on the original End Date, one or more of paragraphs 3.1, 3.2 or 3.3 of the Conditions (with respect to paragraph 3.3, only if the failure of such Condition to have been satisfied as of such date is an Order or Law under any Antitrust Law or Foreign Investment Law in connection with or in respect of any matter involving Antitrust Law or Foreign Investment Law) have not been satisfied, and on such date, all of the other Conditions (other than (a) the paragraphs 2.3 and 2.4 of the Conditions or (b) any other Condition that by its nature can only be satisfied on the Sanction Date or, in the alternative to (a) and (b) where the Acquisition is implemented by Takeover Offer, any other condition that by its nature can only be satisfied by no later than the latest date upon which the Takeover Offer may be declared unconditional in all respects) have been satisfied or waived (or remain capable of being satisfied or waived), then the End Date shall be automatically extended without further action by the Parties until September 12, 2023 (the “First Extended End Date”) (and in the case of such extension, any reference to the End Date in the Transaction Agreement shall be a reference to the First Extended End Date); provided, further, that in the event that on the First Extended End Date, one or more of the paragraphs 3.1, 3.2 or 3.3 of the Conditions (with respect to paragraph 3.3, only if the failure of such Condition to have been satisfied as of such date is an Order or Law under any Antitrust Law or Foreign Investment Law in connection with or in respect of any matter involving Antitrust Law or Foreign Investment Law) have not been satisfied, and on such date, all of the other Conditions (other than (a) the Conditions set out in paragraphs 2.3 and 2.4 of the Conditions or (b) any other Condition that by its nature can only be satisfied on the Sanction Date or, in the alternative to (a) and (b) where the Acquisition is implemented by Takeover Offer, any other condition that by its nature can only be satisfied by no later than the latest date upon which the Takeover Offer may be declared unconditional in all respects) have been satisfied or waived (or remain capable of being satisfied or waived), then the First Extended End Date shall be automatically extended without further action by the Parties until December 12, 2023 (the “Second Extended End Date”) (and in the case of such extension, any reference to the End Date in the Transaction Agreement shall be a reference to the Second Extended End Date).

“Foreign Investment Laws” means all applicable Laws (other than Antitrust Laws) in effect from time to time that are designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in or control over domestic equities, securities, entities, assets, land or other holdings for reasons of national security or other public policy.

“GAAP” means U.S. generally accepted accounting principles.

“Government Official” means (i) any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (ii) any political party, party official or candidate for political office or (iii) any company, business, enterprise or other entity owned or controlled by any Person described in the foregoing clause (i) or (ii) of this definition.

“Governmental Entity” means any United States, Irish or other foreign or supranational, federal, state or local governmental commission, board, body, division, ministry, political subdivision, bureau or other regulatory authority or agency, including courts and other judicial bodies, or any competition, antitrust, foreign investment or supervisory body, central bank, public international organization or other governmental, trade or regulatory agency or body, securities exchange or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing, in each case, in any jurisdiction, including, the Irish Takeover Panel, the Irish High Court and the SEC.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Irish Companies Act” means the Companies Act 2014 of Ireland, all enactments which are to be read as one with, or construed or read together as one with, the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force.

“Irish High Court” means the High Court of Ireland.

“Irish Registrar of Companies” means the Registrar of Companies in Dublin, Ireland.

“Irish Takeover Panel Act” means the Irish Takeover Panel Act 1997.

“Irish Takeover Rules” means the Irish Takeover Panel Act 1997, Takeover Rules, 2022.

“Law” means any federal, state, local, foreign or supranational law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, executive order or agency requirement of any Governmental Entity.

“Nasdaq” means the Nasdaq Global Select Market, or any successor stock market or exchange operated by Nasdaq, Inc., or any successor thereto.

“Non Approval Termination” means has the meaning ascribed to it in the Transaction Agreement.

“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity or arbitrator (in each case, whether temporary, preliminary or permanent).

“Parties” means the Company and the Amgen Parties and “Party” means either the Company, on the one hand, or Amgen or the Amgen Parties (whether individually or collectively), on the other hand (as the context requires).

“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of such government or political subdivision.

“PJT Partners” means PJT Partners LP.

“Proxy Statement” means the proxy statement to be sent to the Company Shareholders in connection with the matters to be submitted at the Scheme Meeting and the EGM (such proxy statement, as amended or supplemented).

“Required Non-U.S. Jurisdiction” means (a) with respect to filings and notices under applicable Antitrust Laws, Germany and Austria and (b) with respect to filings and notices under applicable Foreign Investment Laws, France, Germany, Denmark and Italy.

“Restricted Jurisdiction” means any jurisdiction where it would be unlawful to send or make available information concerning the Acquisition to Company Shareholders.

“Sanction Date” means the date on which the Condition in paragraph 2.3 of Appendix 3 (Conditions of the Acquisition and the Scheme) of this Announcement is satisfied.

“Scheme” means the proposed scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act to effect the Acquisition pursuant to the Transaction Agreement, on such terms and in such form as is consistent with the terms agreed to by the Parties as set out in this Announcement and to be set out in the Scheme Document, including any revision thereof as may be agreed between the Parties in writing, and, if required, by the Irish High Court.

“Scheme Document” means a document (or relevant sections of the Proxy Statement) (including any amendments or supplements thereto) to be distributed to Company Shareholders and, for information only, to the Company Equity Award Holders containing (i) the Scheme, (ii) the notice or notices of the Scheme Meeting and EGM, (iii) an explanatory statement as required by Section 452 of the Irish Companies Act with respect to the Scheme, (iv) such other information as may be required or necessary pursuant to the Irish Companies Act, the U.S. Exchange Act or the Irish Takeover Rules and (v) such other information as the Company and Amgen shall agree.

“Scheme Meeting” means the meeting or meetings of the Company Shareholders or, if applicable, the meeting or meetings of any class or classes of Company Shareholders (and, in each case, any adjournment or postponement thereof) convened by order of the Irish High Court pursuant to Section 450 of the Irish Companies Act to consider and, if thought fit, approve the Scheme (with or without amendment).

“Scheme Meeting Resolution” means the resolution to be proposed at the Scheme Meeting for the purposes of approving and implementing the Scheme.

“Scheme Record Time” means time specified as the scheme record time in the Scheme Document.

“SEC” means the United States Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person. For purposes of the Transaction Agreement, a Subsidiary shall be considered a “wholly owned Subsidiary” of a Person if such Person directly or indirectly owns all of the securities or other ownership interests (excluding any securities or other ownership interests held by an individual director or officer required to hold such securities or other ownership interests pursuant to applicable Laws) of such Subsidiary.

“Superior Proposal Termination” has the meaning ascribed to it in the Transaction Agreement.

“Takeover Offer” means an offer in accordance with Section 3.6 of the Transaction Agreement for the entire issued share capital of the Company (other than any Company Shares beneficially owned by Amgen or Acquirer Sub and any Company Shares held by any member of the Company Group) including any amendment or revision thereto pursuant to the Transaction Agreement, the full terms of which would be set out in the Takeover Offer Document or (as the case may be) any revised offer documents.

“Takeover Offer Document” means, if, following the date of the Transaction Agreement, Amgen elects to implement the Acquisition by way of the Takeover Offer in accordance with Section 3.6 of the Transaction Agreement, the document to be sent to the Company Shareholders and others jointly by Amgen and Acquirer Sub containing, among other things, the Takeover Offer, the Conditions (except as Amgen determines pursuant to and in accordance with Section 3.6 of the Transaction Agreement not to be appropriate in the case of a Takeover Offer) and certain information about Amgen, Acquirer Sub and the Company and, where the context so requires, includes any form of acceptance, election, notice or other document reasonably required in connection with the Takeover Offer.

“Transaction Agreement” means the Transaction Agreement dated December 11, 2022 by and among Amgen, Acquirer Sub and the Company, as the same may be amended from time to time.

“Transactions” means the transactions contemplated by the Transaction Agreement, including the Acquisition.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“U.S. Securities Act” means the United States Securities Act of 1933.

“Voting Record Time” means the date and time specified in the Scheme Document by which entitlement to vote at the Scheme Meeting will be determined.

References to “dollars” and “$” means U.S. dollars.

References to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules or regulations promulgated thereunder.

Any singular term in this Announcement shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders.

APPENDIX 3

CONDITIONS OF THE ACQUISITION AND THE SCHEME

The Acquisition and the Scheme will comply with the Irish Takeover Rules and, where relevant, the rules and regulations of the U.S. Exchange Act, the Irish Companies Act and the Nasdaq, and are subject to the terms and conditions set out in this Announcement and to be set out in the Scheme Document.

The Acquisition and the Scheme are, to the extent required by the Laws of Ireland, governed by the Laws of Ireland.

The Acquisition and the Scheme will be subject to the conditions set out in this Appendix 3 (Conditions of the Acquisition and the Scheme).

1

The Acquisition will be conditional upon the Scheme becoming effective and unconditional by not later than the End Date (or such earlier date as may be specified by the Irish Takeover Panel, or such later date as the Amgen Parties and the Company may, subject to receiving the consent of the Irish Takeover Panel and the Irish High Court, in each case if required, agree).

2	The Scheme will be conditional upon:

2.1

the Scheme having been approved by a majority in number of the Company Shareholders (including as may be directed by the Irish High Court pursuant to Section 450(5) of the Irish Companies Act) present and voting either in person or by proxy at the Scheme Meeting (or at any adjournment or postponement of such meeting) representing, at the Voting Record Time, at least 75% in value of the Company Shares held by such Company Shareholders present and voting either in person or by proxy at the Scheme Meeting;

2.2	each of the Required EGM Resolutions having been duly passed by the requisite majority of Company Shareholders at the EGM (or at any adjournment or postponement of such meeting);

2.3

the Irish High Court having sanctioned (without material modification) the Scheme pursuant to Sections 449 to 455 of the Irish Companies Act (the date on which the condition in this paragraph 2.3 is satisfied, the “Sanction Date”); and

2.4	a copy of the Court Order having been delivered for registration to the Irish Registrar of Companies within 21 days of the Sanction Date.

3

The Amgen Parties and the Company have agreed that, subject to paragraph 6, the Scheme and the Acquisition will also be conditional upon the following matters having been satisfied or waived on or before the Sanction Date:

3.1	the waiting period (and any extension thereof) applicable to the Acquisition under the HSR Act shall have expired or been earlier terminated;

3.2

all applicable waiting periods having expired, lapsed or been terminated or Clearances obtained (as appropriate), in each case in connection with the Acquisition, under (a) the applicable Antitrust Laws of each of Germany and Austria and (b) the applicable Foreign Investment Laws of France, Germany, Denmark and Italy;

3.3

there shall not have been issued by any court of competent jurisdiction and remain in effect any temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Acquisition, nor shall any Law or Order (other than any Antitrust Laws or Foreign Investment Laws of any jurisdiction that is not (a) a Required Non-U.S. Jurisdiction or (b) under the HSR Act) promulgated, entered, enforced, enacted, issued or deemed applicable to the Acquisition by any Governmental Entity which (i) directly or indirectly prohibits the consummation of the Acquisition or (ii) imposes any Burdensome Condition; provided however, that Amgen and Acquirer Sub shall not be permitted to invoke this paragraph 3.3 unless they shall have otherwise taken all actions required under the Transaction Agreement to have any such Order lifted; and

3.4	the Transaction Agreement not having been terminated in accordance with its terms by the applicable Party or Parties.

4

The Amgen Parties and the Company have agreed that, subject to paragraph 6, the Amgen Parties’ obligation to effect the Scheme and the Acquisition will also be conditional upon the following matters having been satisfied (or, to the extent permitted by applicable Laws, waived by the Amgen Parties) on or before the Sanction Date:

4.1

from the date of the Rule 2.7 Announcement to the Sanction Date, there having not been any event, change, effect, development or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and that is continuing;

4.2

(a) each of the representations and warranties of the Company set out in Sections 6.1(a) (Qualification, Organization, Subsidiaries, etc.), 6.1(b) (Subsidiaries), 6.1(u) (Corporate Authority Relative to the Transaction Agreement) and 6.1(y) (Brokers and Other Advisors) of the Transaction Agreement having been true and correct in all material respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (in each case except to extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall have been true and correct in all material respects as of such particular date), (b) the representations and warranties of the Company set out in Section 6.1(c) (Capitalization) of the Transaction Agreement having been true and correct in all respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date except for de minimis inaccuracies, (c) the representations and warranties of the Company set out in Section 6.1(e)(i) (Absence of Changes) of the Transaction Agreement having been true and correct in all respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date and (d) each of the other representations and warranties of the Company having been true and correct (without any qualification as to materiality or the Company Material Adverse Effect therein) in all respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall have been true and correct as of such particular date), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

4.3

the Company having performed and complied, in all material respects, with all of the covenants and agreements that the Transaction Agreement requires the Company to perform or comply with prior to the Sanction Date; and

4.4	Amgen having received a certificate from an executive officer of the Company confirming the satisfaction of the conditions set out in paragraphs 4.2 and 4.3.

5

The Amgen Parties and the Company have agreed that, subject to paragraph 6, the Company’s obligation to effect the Scheme and the Acquisition will also be conditional upon the following matters having been satisfied (or, to the extent permitted by applicable Laws, waived by the Company) on or before the Sanction Date:

5.1

(a) each of the representations and warranties of the Amgen Parties set out in Sections 6.2(a) (Qualification and Organization) and 6.2(b) (Corporate Authority Relative to the Transaction Agreement) of the Transaction Agreement having been true and correct in all material respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall have been true and correct in all material respects as of such particular date), and (b) each of the other representations and warranties of the Amgen Parties set out in Section 6.2 of the Transaction Agreement having been true and correct (read for purposes of this paragraph 5.1(b) without any qualification as to materiality or Amgen Material Adverse Effect therein) in all respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall have been true and correct in all respects as of such particular date), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, an Amgen Material Adverse Effect;

5.2

the Amgen Parties having performed and complied, in all material respects, with all of the covenants and agreements that the Transaction Agreement requires either of the Amgen Parties to perform or comply with prior to the Sanction Date; and

5.3	the Company having received a certificate from an executive officer of Amgen confirming the satisfaction of the conditions set out in paragraphs 5.1 and 5.2.

6	Subject to the requirements of the Irish Takeover Panel:

6.1

the Amgen Parties, on one hand, and the Company, on the other hand, reserve the right (but in no event shall any Party be under any obligation) to waive (to the extent permitted by applicable Laws), in whole or in part, all or any of the conditions in paragraph 3 (provided that no such waiver shall be effective unless agreed to by both Parties);

6.2	Amgen reserves the right (but shall be under no obligation) to waive (to the extent permitted by applicable Laws), in whole or in part, all or any of the conditions in paragraph 4; and

6.3	the Company reserves the right (but shall be under no obligation) to waive (to the extent permitted by applicable Laws), in whole or in part, all or any of the conditions in paragraph 5.

7

The Scheme will lapse unless it is effective on or prior to the End Date (or such later date as the Amgen Parties and the Company may, subject to receiving the consent of the Irish Takeover Panel and the Irish High Court, in each case if required, agree).

8

If Amgen is required to make an offer for the Company Shares under the provisions of Rule 9 of the Irish Takeover Rules, Amgen may make such alterations to any of the Conditions set out in paragraphs 1, 2, 3, 4 and 5 above as are necessary to comply with the provisions of that rule.

9

Amgen reserves the right, subject to the prior written consent of the Irish Takeover Panel, to effect the Acquisition by way of a Takeover Offer in the circumstances described in and subject to the terms of Section 3.6 of the Transaction Agreement. Without limiting Section 3.6 of the Transaction Agreement, in the event the Acquisition is structured as a Takeover Offer, such Takeover Offer will be implemented on terms and conditions that are at least as favorable to the Company Shareholders and the Company Equity Award Holders as those which would apply in relation to the Scheme (except for an acceptance condition set at 80% of the nominal value of the Company Shares to which such an offer relates (and which are not already in the beneficial ownership of Amgen)).

APPENDIX 4

TRANSACTION AGREEMENT

See Exhibit 2.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on December 12, 2022